SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Rule 14a-12

NOVELL, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notes:

Novell, Inc.

404 Wyman Street

Waltham, MA 02451

Phone 781-464-8000

www.novell.com

March 17, 2003

Dear Stockholder:

It is my pleasure to invite you to attend the 2003 Annual Meeting of Stockholders. The meeting will be held on Thursday, May 1, 2003, at 10:00 a.m. in our offices located at 404 Wyman Street, Waltham, Massachusetts 02451.

At the Annual Meeting we will:

•   elect seven directors;

•   seek permission to implement a stock option exchange program by amending certain of our stock option plans;

•   seek approval of a Stock-Based Deferred Compensation Plan that will issue shares that Novell acquires on the open market;

•   seek approval of amendments to our Employee Stock Purchase Plan to authorize an additional 10,000,000 shares of Novell’s common stock for issuance and to set a cap of 3,000,000 on the number of shares of Novell’s common stock that may be issued in any fiscal year; and

•   seek ratification of the appointment of Ernst & Young LLP as our independent auditors.

Underlying our recommendations on the three equity related proposals is our desire to more closely align the interests of employees, especially senior management, with those of the stockholders and to reduce stockholder dilution from our equity- based plans. The stock option exchange program, if approved and implemented, will align the interests of management and stockholders by enhancing the incentive nature of our equity-based plans. In addition, implementation of the stock option exchange program will address the dilution issue by retiring the net number of shares returned to the company and not reissued pursuant to the program, up to a limit of 9,500,000, thus helping to mitigate concerns about stockholder dilution.

For the first time in Novell’s history, the Board of Directors has imposed a stock ownership requirement on the company’s executives. Within five years of the imposition of the requirement or five years from the beginning of an executive’s employment, each of approximately 75 executives must meet ownership targets equal to a multiple of their respective salaries (ranging from one times to three times). The Board views this as a significant obligation that links management’s financial interests more directly to those of the stockholders and incentivizes management to work even more diligently for the benefit of stockholders.

To provide these executives with a mechanism to help meet this new ownership obligation, we are asking stockholders to approve a Stock-Based Deferred Compensation Plan that will allow executives to defer a portion of their compensation into deferred accounts. Deferred amounts will be used to credit a participant’s account with units representing a deemed investment in our common stock. To further encourage executives to own stock, we intend to make matching contributions of up to 25% of the total amount of compensation that the executive defers. Executives will become fully vested in the portion of the account attributable to the match approximately five years after the matching contributions were made. That way, the Stock-Based Deferred Compensation Plan will have the further benefit of helping to retain executive talent.

So that the Stock-Based Deferred Compensation Plan will not be dilutive to stockholders, we are not suggesting that any new shares of Novell common stock be reserved for issuance. Instead, shares of common stock distributed to participants in the Plan will generally be acquired by Novell on the open market.

Finally, we are seeking additional shares for our broad-based Employee Stock Purchase Plan. To address dilution concerns, the proposal places a limit on the aggregate number of shares that can be issued under the Plan during any fiscal year.

The details of these proposals are more fully presented in the Proxy Statement and we urge you to read them carefully. After you do, we hope you will concur with management’s recommendations and vote FOR each of them.

We recently made significant changes to our corporate governance practices and, for the first time, we have outlined those in detail in the Proxy Statement. We have added new independent directors, reconstituted the committees of our Board of Directors, and adopted new charters for those committees and a new Statement on Corporate Governance. We have instituted new training and procedures to ensure compliance with the requirements of the Sarbanes-Oxley Act of 2002 and related rules and regulations which may change from time to time. Finally, we recently completed a comprehensive review of our Code of Business Ethics and an annual process whereby all employees review this Code, attest in writing to their compliance with it and report any known or suspected violations. At their core, all of these changes and initiatives are designed to enhance our ability to execute on our responsibilities to you. I hope you will take the time to review these important changes.

We are pleased with our progress and the changes we made in 2002, and are excited about our strategy for the future and the corporate governance initiatives we have instituted. We will review each of these subjects and answer your questions at the meeting.

On behalf of Novell’s Board of Directors and management team, I look forward to greeting you and our other valued stockholders who are able to attend.

Sincerely,

Jack L. Messman

Chairman of the Board,

President and Chief Executive Officer

Novell, Inc.

NOVELL, INC.

1800 South Novell Place

Provo, Utah 84606

Notice of the 2003 Annual Meeting of Stockholders

The 2003 Annual Meeting of Stockholders of Novell, Inc. will be held on Thursday, May 1, 2003 at 10:00 a.m. at our offices at 404 Wyman Street, Waltham, Massachusetts 02451 for the following purposes:

1.	To elect seven directors;

2.	To approve amendments to certain of our stock option plans to permit implementation of our stock option exchange program;

3.	To approve our Stock-Based Deferred Compensation Plan;

4.	To approve amendments to our Employee Stock Purchase Plan to authorize an additional 10,000,000 shares of Novell common stock for issuance and to place a limit of 3,000,000 on the number of shares of Novell common stock that may be issued in any fiscal year;

5.	To ratify the appointment of Ernst & Young LLP as independent auditors for Novell, Inc. for the fiscal year ending October 31, 2003; and

6.	To transact such other business as may properly come before the Annual Meeting.

All holders of record of shares of Novell common stock at the close of business on March 5, 2003 are entitled to notice of, to attend and to vote at the Annual Meeting. A complete list of these stockholders will be available at our principal executive offices at 1800 South Novell Place, Provo, Utah 84606 for at least ten days prior to the Annual Meeting. Such list shall also be produced and kept at 404 Wyman Street, Waltham, Massachusetts 02451 during the Annual Meeting.

By Order of the Board of Directors,

Joseph A. LaSala, Jr.

Senior Vice President,

General Counsel and Secretary

March 17, 2003

Stockholders are requested to vote via the Internet or by telephone in accordance with the instructions listed on the enclosed proxy card, or to sign the proxy card and return it in the enclosed stamped envelope by return mail.

Proxy Statement

i

NOVELL, INC.

1800 South Novell Place

Provo, Utah 84606

PROXY STATEMENT

March 17, 2003

STOCKHOLDERS OF RECORD OWNING SHARES OF NOVELL, INC. COMMON STOCK

AT THE CLOSE OF BUSINESS ON MARCH 5, 2003

ARE ENTITLED TO ATTEND AND VOTE AT THE ANNUAL MEETING

The Board of Directors of Novell, Inc. is soliciting proxies for the 2003 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

The Annual Meeting will be held on Thursday, May 1, 2003 at 10:00 a.m. at our offices at 404 Wyman Street, Waltham, Massachusetts 02451.

The Board of Directors of Novell, Inc. set March 5, 2003 as the record date for the Annual Meeting. Stockholders of record who owned Novell’s common stock at the close of business on that date are entitled to vote at and attend the Annual Meeting, with each share entitled to one vote. There were 368,351,011 shares of Novell’s common stock outstanding on the record date.

This Proxy Statement is being mailed on or about March 17, 2003 to stockholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS

Q:	When and where is the Annual Meeting?

A:	Novell’s 2003 Annual Meeting of Stockholders is being held on Thursday, May 1, 2003 at 10:00 a.m. at our offices at 404 Wyman Street, Waltham, Massachusetts 02451.

Q:	Do I need a ticket to attend the Annual Meeting?

A:	No, you will not need a ticket to attend the Annual Meeting.

Q:	Why am I receiving this Proxy Statement and proxy card?

A:	You are receiving a Proxy Statement and proxy card from us because you owned shares of common stock of Novell, Inc. on the record date. This Proxy Statement describes proposals on which we would like you, as a stockholder, to vote. It also gives you information on these proposals so that you can make an informed decision. The proxy card is used for voting.

Q:	What is the effect of signing and returning my proxy card?

A:

When you sign and return the proxy card, you appoint Jack L. Messman, Joseph S. Tibbetts, Jr. and Joseph A. LaSala, Jr. as your representatives at the Annual Meeting. Messrs. Messman, Tibbetts and LaSala will vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual

Meeting, we encourage you to vote via the Internet or telephone in advance of the Annual Meeting, or complete, sign and return your proxy card, just in case your plans change. You can always vote in person at the Annual Meeting, even if you have already sent in your proxy card.

If you sign and return but do not indicate on the proxy card how you want your votes cast, Messrs. Messman, Tibbetts and LaSala will vote your shares FOR all of management’s nominees for director, FOR approval of amendments to certain of our stock option plans to permit the implementation of a stock option exchange program, FOR approval of a Stock-Based Deferred Compensation Plan, FOR approval of amendments to our Employee Stock Purchase Plan to authorize an additional 10,000,000 shares of common stock for issuance and to set a cap of 3,000,000 on the number of shares of common stock that may be issued in any fiscal year and FOR ratification of Ernst & Young LLP as our independent auditors.

If a matter properly comes up for a vote at the Annual Meeting that is not described in this Proxy Statement, Messrs. Messman, Tibbetts and LaSala will vote your shares in their discretion.

Q:	What am I voting on?

A:	You are being asked to vote on:

•	the election of seven nominees to serve on the Novell Board of Directors;

•	the approval of amendments to certain of our stock option plans to permit the implementation of a stock option exchange program;

•	the approval of a Stock-Based Deferred Compensation Plan;

•	the approval of amendments to our Employee Stock Purchase Plan that authorize an additional 10,000,000 shares of common stock for issuance and establish a cap of 3,000,000 on the number of shares of common stock that may be issued in any fiscal year; and

•	the ratification of Ernst & Young LLP as our independent auditors for fiscal year 2003.

The Board of Directors unanimously recommends that you vote FOR the proposals before you.

Q:	How do I vote?

A:	There are four ways you may vote. (Please see detailed instructions on your proxy card.)

•	Place your vote via the Internet.

Please follow the instructions that came in the envelope together with your Proxy Statement. If you vote on the Internet, you do not need to mail in your proxy card.

OR

•	Place your vote by telephone.

Please follow the instructions that came in the envelope together with your Proxy Statement. If you vote by telephone, you do not need to mail in your proxy card. Stockholders with rotary telephone service will not be able to vote by telephone.

OR

•	Mail in your completed, signed and dated proxy card.

OR

•	Vote in person by attending our Annual Meeting.

We will pass out written ballots to any stockholder wanting to vote in person at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your stock broker in order to vote at the Annual Meeting.

The Internet and telephone voting procedures have been designed to verify stockholders’ identities and allow stockholders to confirm that their voting instructions have been properly recorded.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts at the transfer agent and/or with stock brokers or other nominees. Please complete and provide voting instructions for all proxy cards and voting instruction cards that you receive. You may vote via the Internet, by telephone or by signing and returning all proxy cards to ensure that all your shares are voted.

Q:	What if I change my mind after I have voted?

A:	You may revoke your proxy (that is, cancel it) and change your vote at any time prior to the Annual Meeting by:

•	voting again via the Internet or by telephone (only your latest vote will be counted);

•	completing, signing and returning another proxy card that is dated after the date of your earlier proxy card (again, only your latest vote will be counted);

•	sending written notice to our Corporate Secretary at our principal executive offices in Provo, Utah, which notice must be received prior to the date of the Annual Meeting, stating that you would like to revoke your proxy; or

•	voting in person at the Annual Meeting.

If you do not properly revoke your proxy, properly executed proxies will be voted as you specified in your earlier proxy or by the representatives as explained in the Proxy Statement.

Q:	Will my shares be voted if I do not sign and return my proxy card?

A:	They could be. If your shares are held in street name and you do not instruct your nominee how to vote your shares, your nominee may either use its discretion to vote your shares on “routine matters” (such as election of directors) or leave your shares unvoted. Your nominee may not vote on “non-routine matters” such as the implementation of the stock option exchange program.

We encourage you to provide instructions to your nominee by completing the instruction card or proxy that it sends to you. This will ensure that the nominee votes your shares at the Annual Meeting as you direct.

Q:	How many shares can be voted at the Annual Meeting?

A:	As of the record date, 368,351,011 shares of common stock were outstanding. Each outstanding share of common stock entitles the record holder to one vote on all matters covered in this Proxy Statement.

Q:	What is a “quorum”?

A:	A “quorum” is the number of shares of common stock that must be present, in person or by proxy, in order for business to be transacted at the Annual Meeting. The required quorum for the Annual Meeting is a majority of the shares outstanding and entitled to vote at the Annual Meeting. There must be a quorum present for the Annual Meeting to be held. All stockholders present in person or represented by completed and signed proxy cards, Internet votes, and telephone votes, whether representing a vote for, against, withheld, or abstained or a broker non-vote, will be counted toward the quorum.

Q:	What is the required vote for a proposal to pass?

A:	With regard to the proposal for the election of directors, the required vote is a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. With regard to the other proposals, the required vote is the affirmative vote of a majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposals. For purposes of calculating the required votes for the election of directors and the other proposals only, abstentions (but not broker non-votes) will be counted as shares present in person or represented by proxy and entitled to vote.

Q:	What is a “broker non-vote”?

A:	Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on “routine matters,” such as director elections and the appointment of outside auditors, but not on non-routine matters. Because the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, with respect to uninstructed shares, the broker may turn in a proxy card and vote on the routine matters but not on the non-routine matters.

Q:	How are broker non-votes counted?

A:	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of shares entitled to vote on a specific proposal. A broker non-vote will not affect the outcome of any proposal in this Proxy Statement.

Q:	How are abstentions counted?

A:	Abstentions are counted for the purposes of determining both (1) the presence of a quorum and (2) the total number of shares entitled to vote with respect to a proposal. Abstentions will have no effect on the outcome of the election of directors, but will have the same effect as a vote “AGAINST” all other proposals being presented at this Annual Meeting.

Q:	Who is soliciting my vote?

A:	This proxy solicitation is being made and paid for by Novell, Inc. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet, or fax, in person or otherwise. Such persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock. We will reimburse such persons and Novell’s transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We have also retained the services of Innisfree M&A Incorporated (“Innisfree”) to perform the broker nominee search and to distribute proxy materials to banks, brokers, nominees and intermediaries. Innisfree will also solicit proxies from stockholders for the Annual Meeting. We will pay approximately $18,000, plus out-of-pocket expenses, for these services.

Q:	Where are Novell’s principal executive offices located?

A:	Novell’s principal executive offices are located at 1800 South Novell Place, Provo, Utah 84606. Novell also maintains executive offices at 404 Wyman Street, Waltham, MA 02451.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

This table shows, as of February 3, 2003, how many shares of our common stock are beneficially owned by stockholders who have reported or are known by us to have beneficial ownership of more than five percent of our common stock, our directors and our executive officers included in the Summary Compensation Table included in this Proxy Statement under the caption “Executive Compensation” (the “Named Executive Officers). There were 368,299,701 shares of common stock outstanding on February 3, 2003.

Name	Number of Outstanding Shares Owned(1)	Right to Acquire(2)	Restricted Stock(3)	Total Shares Beneficially Owned	Percent of Outstanding Shares
Harris Associates L.P.(4) Two North LaSalle Street, Suite 500 Chicago, IL 60602	35,415,750	—	—	35,415,750	9.62%
Capital Research and Management Company(5) 333 South Hope Street Los Angeles, CA 90071	29,458,600	—	—	29,458,600	8.00
Albert Aiello	—	—	—	—	*
Fred Corrado	—	—	—	—	*
Jack L. Messman	583,441	1,503,569	349,308	2,436,318	*
Richard L. Nolan	10,000	141,875	—	151,875	*
Thomas G. Plaskett	—	—	—	—	*
John W. Poduska, Sr.	113,275	26,250	—	139,525	*
James D. Robinson, III	37,024	26,250	—	63,274	*
Carl S. Ledbetter	123,977	348,750	—	472,727	*
H. Carvel Moore	45,654	187,500	30,000	263,154	*
Christopher Stone	3,000	162,500	200,000	365,500	*
Gerard Van Kemmel	92,668	312,500	75,000	480,168	*
All current directors and executive officers as a group (14 persons)	1,112,684	3,289,006	714,308	5,115,998	1.38

*	less than 1%

(1)	Includes shares for which the named person has sole or shared voting and investment power, unless otherwise indicated in the footnotes. Excludes shares that may be acquired through stock option exercises or are restricted common stock holdings.

(2)	Includes shares that can be acquired through stock option exercises through April 4, 2003. These shares cannot be voted at the Annual Meeting unless the option is actually exercised prior to the record date.

(3)	These shares can be voted, but are subject to a vesting schedule, forfeiture risk and other restrictions.

(4)	Based upon a Schedule 13G filed February 14, 2003 by Harris Associates L.P. and Harris Associates Inc. (collectively, “Harris”) with the Securities and Exchange Commission. Harris Associates has shared voting power with respect to all shares, sole investment power with respect to 24,265,750 shares and shared investment power with respect to 11,150,000 shares. The Schedule 13G discloses that Harris has been granted the power to vote all shares in circumstances it determines to be appropriate in connection with assisting its advised clients to whom it renders financial advice in the ordinary course of business, by either providing information or advice to the persons having such power, or by exercising the power to vote, that Harris serves as investment adviser to the Harris Associates Investment Trust (the “Trust”), and various officers and directors of Harris are also officers and trustees of the Trust, that Harris does not consider that the Trust is controlled by such persons, and that the Trust, through its various series, owns 11,150,000 shares, which are included as shares over which Harris has shared voting and investment power, and thus, as shares beneficially owned by Harris because of Harris’ power to manage the Trust’s investments.

(5)	Based upon a Schedule 13G filed February 13, 2003 by Capital Research and Management Company (“Capital”) with the Securities and Exchange Commission. Capital is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of the shares. Capital does not have voting power with respect to any of the shares, and has sole investment power with respect to all shares.

CORPORATE GOVERNANCE

Maximizing the long-term economic value of Novell for our stockholders underlies the decisions, initiatives and strategies that we pursue. We have undertaken a number of corporate governance initiatives over the course of the last year of which we are proud.

Constitution of the Board of Directors

We recruited four new independent directors in the last several months from a variety of backgrounds with a broad base of skills and experiences whose voices and ideas have already made a positive impact. This brought our total number of directors to ten. One of these new directors, Joseph S. Tibbetts, Jr., resigned from the Board of Directors to become our Chief Financial Officer, and Elaine R. Bond and Carl J. Yankowski, two veteran Novell board members, resigned effective February 1, 2003, bringing the total number of directors to seven. The Board of Directors has determined that five out of our seven members meet the current independence standards under the NASD’s rules for The NASDAQ Stock Market (“Nasdaq”), the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and other rules and regulations of the Securities and Exchange Commission, and for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). In addition, the Board of Directors has determined that five of its members, one of whom is our CEO and two of whom are members of our Audit Committee, are “financial experts” as defined by the rules promulgated under the Sarbanes-Oxley Act.

Meetings and Committees of the Board of Directors

The members of the Board of Directors have been active throughout the year in considering and refining the responsibilities of the Board and its various committees. The Board of Directors held seven meetings during the last fiscal year ended October 31, 2002, all of which were attended by all of our current directors who were then-currently serving. During fiscal 2002, the Audit Committee held 10 meetings, the Compensation Committee held 5 meetings, the Corporate Governance Committee did not hold any meetings and the Option Grant Committee held 11 meetings. During the last fiscal year, each current director attended at least 75% of the meetings of the Board and the committees on which they then served.

The Board of Directors was active in corporate governance initiatives during fiscal 2002. With the addition of our new directors, our committee memberships were reconstituted. The Corporate Governance Committee has already met three times during fiscal 2003 and drafted a new charter and Novell’s Statement on Corporate Governance that were both approved by the Board of Directors. Additionally, the Compensation and Audit Committees had thoroughly revised their charters even before the passage of the Sarbanes-Oxley Act and corporate governance proposals of Nasdaq, and both committees have again recently revised their charters to reflect the changing requirements. Both revised charters were approved by the Board of Directors. The charters of the Audit Committee, the Compensation Committee and the Corporate Governance Committee are attached to this proxy statement as Appendices A, B and C. Our Statement on Corporate Governance is attached to this proxy statement as Appendix D. All committee charters and Novell’s Statement on Corporate Governance are also available for review on our web site, www.novell.com.

The following provides an overview of the membership and responsibilities of all of the committees of the Board of Directors.

Committee and Members	Summary of the Functions of the Committee
AUDIT	Oversee financial reporting
Fred Corrado*, Chairperson Albert Aiello Richard L. Nolan*	• review judgments and decisions affecting financial statements
• review all financial data to be released
Monitor compliance with laws
• review significant cases of misconduct
Oversee internal controls and procedures
• oversee implementation of Code of Business Ethics
• oversee revision and implementation of Code of Business Ethics for senior finance officers
Oversee disclosure controls and procedures
Oversee internal audit department
Oversee independent auditors
• appoint independent auditors
• pre-approve permitted services
• oversee performance and independence
Oversee risk assessment and risk management

COMPENSATION	Establish overall compensation philosophies

John W. Poduska, Sr., Chairperson Richard L. Nolan* Thomas G. Plaskett*	Evaluate management performance and development
Set compensation for CEO and executives
• consider industry benchmarks
• establish and administer performance goals
Establish compensation program for employees
Recommend director compensation
Administer employee benefit plans
Administer employee incentive plans
Administer stock option and other equity-based plans

CORPORATE GOVERNANCE	Guide selection of directors
Richard L. Nolan*, Chairperson John W. Poduska, Sr. Thomas G. Plaskett*	• Recommend size and overall traits of Board
• Establish criteria for nomination to the Board
• Conduct director searches
Recommend Board nominees
Recommend committee membership
Recommend corporate governance principles
Oversee revision of Code of Business Ethics
Board evaluation and development
• Develop and coordinate Board evaluation process
• Maintain new director orientation program
• Maintain continuing education program
Recommend director compensation
Oversee succession planning

OPTION GRANT COMMITTEE Jack L. Messman*	Make grants of stock options to non-executive participants to allow for efficient response to hiring and other personnel needs

*	Financial experts, as defined by the rules promulgated under the Sarbanes-Oxley Act.

Statement on Corporate Governance

We are proud of our newly-adopted Statement on Corporate Governance, which reflects our commitment to maintaining high corporate governance standards, including director independence, director evaluation and continuing education, increased visibility by the Board of Directors into our day-to-day operations, evaluation of CEO performance, strengthened Board oversight of ethical concerns and conflicts of interest, an increased role in the activities of the non-employee directors, and deeper Board and management involvement in the financial and other public disclosures made by Novell.

Improving Stockholder Value

It is our opinion that the number of shares authorized for issuance pursuant to our stock option and other equity-based plans is too high in relation to the number of total shares outstanding. To address this issue, while continuing to utilize equity as an incentive for performance, we have taken the following steps:

•	although we are asking for authorization to issue an additional 10,000,000 shares of common stock under our 1989 Employee Stock Purchase Plan, we are also proposing to impose a cap of 3,000,000 shares of common stock on the number of shares that may be issued in any one year;

•	we are asking for permission to implement a stock option exchange program that includes exchange ratios, so that, in most cases, for each option forfeited, less than one new option will be granted and in no event will more than one new option be returned;

•	we will reduce the potential number of shares outstanding by retiring options forfeited in the stock option exchange program that are not reissued pursuant to new grants, up to a limit of 9,500,000. We will achieve this by amending one or more of our existing stock option plans to reduce the number of shares of common stock issuable thereunder by the number of shares underlying the excess options; and

•	we have structured the Stock-Based Deferred Compensation Plan so that shares of common stock distributed to participants in the Plan will be acquired by Novell on the open market or taken from other pre-existing stock plans. This Plan, in turn, is designed to align the interests of senior management and the stockholders by assisting the executives in meeting the newly-imposed stock ownership requirements.

Additional Corporate Governance Practices

Code of Business Ethics.    In the last six months, we have completed a comprehensive review of our Code of Business Ethics (the “Code”). The purpose of the Code is to convey the basic principles of business conduct expected of all Novell employees. We require every employee to review the Code at least once a year and to submit a report to the Novell Ethics Officer (i) stating that the employee has read and understands the Code, (ii) reporting any conflicts of interest the employee may have, (iii) agreeing to comply with all of Novell’s policies and (iv) reporting any suspected violations of the Code or Novell’s policies referenced in the Code by the employee or other employees. In support of the Code, we have provided our employees with numerous avenues for the reporting of ethics violations or other similar concerns, including the required employee reports and an anonymous telephone hotline. Additionally, in accordance with certain provisions of the Sarbanes-Oxley Act, we are in the process of designing procedures for the Audit Committee’s receipt, retention, and treatment of concerns and complaints regarding accounting, internal accounting controls, or auditing matters.

Sarbanes-Oxley Act.    We have taken a number of measures to ensure compliance with the Sarbanes-Oxley Act. We have coordinated a number of training sessions with the Audit Committee, the Board of Directors, operational managers around the world, and members of our finance and legal staffs. We have enhanced our disclosure controls and procedures so that our periodic disclosures to the Securities and Exchange Commission are reviewed by many more persons than in the past. To assist the Audit Committee in fulfilling its responsibilities under the Audit Committee Charter, we have created a Disclosure and Internal Controls Review Committee to oversee our disclosure controls and procedures and internal controls and procedures, and to review our periodic reports. In addition, we have instituted a sub-certification procedure, subject to oversight by the Audit Committee, that requires the appropriate responsible employees to review and certify as to our internal controls and the accuracy of periodic reports to be filed with the Securities and Exchange Commission, and to provide additional comfort to our CEO and CFO who must each provide their own certifications pursuant to certain provisions of the Sarbanes-Oxley Act and related Securities and Exchange Commission rules. The Audit Committee has instituted policies and procedures to pre-approve audit and non-audit services performed by Ernst & Young, our independent auditors.

Stock Ownership Requirements.    We feel that our executives should have a personal ownership stake in Novell that is significant in comparison to their salary to drive behaviors that are reflective of a stockholder and further align our executives interests with those of our stockholders. Consequently, Novell has put in place a Stock Ownership Program (the ”Stock Ownership Program”). All executives at a level of Vice President and above, a total of about 75 persons, must own shares of our common stock having a value equal to a multiplier of each employee’s salary. The multiplier for the CEO is three times; for Senior and Executive Vice Presidents or their equivalents, two times; and for other Vice Presidents, one time. These executives have five years to attain their total required ownership percentage. In the event that an executive is not in compliance with the requirements of the Program for a specific year, the Compensation Committee may require the executive to defer to the Stock-Based Deferred Compensation Plan up to 50% of any bonus payable to the participant until the executive has met his or her requirements.

PROPOSAL ONE

ELECTION OF DIRECTORS

Since last year’s annual meeting of stockholders, the Board of Directors has adopted a resolution fixing the number of directors at seven. Accordingly, a Board of seven directors is to be elected at the Annual Meeting. Directors elected at the Annual Meeting will hold office until the next annual meeting of stockholders and until their successors are elected and qualified, except in the event of their earlier death, resignation or removal. All of the nominees have indicated that they are able and willing to serve if elected. If any nominee should become unavailable prior to the election, the Board of Directors may recommend another person and Messrs. Messman, Tibbetts and LaSala, as your representatives, will vote for such person if you have given them your proxy.

There are no family relationships among our executive officers and the nominees for director.

Biographies of the Board of Directors

Albert Aiello

Director since 2003

Mr. Aiello, age 60, served as Global Chief Information Officer of Lend Lease Corporation, a financial and construction management company, from January 1998 to December 2002, and as a member of its board of directors from May 1998 to December 2002. Prior to that, Mr. Aiello was the Chief Information Officer for Fidelity Investments, a financial management company, from April 1990 to December 1997. Mr. Aiello is also Chairman of the Board of the Software Productivity Consortium.

Fred Corrado

Director since 2002

Mr. Corrado, age 62, served as Vice Chairman of the Board of Directors and Chief Financial Officer of The Great Atlantic & Pacific Tea Company, Inc., a food retailer, from October 1992 until February 2002, and as its Executive Vice President and Chief Financial Officer from January 1987 until October 1992. Mr. Corrado is also a director of Covenant House and the New Jersey Performing Arts Center.

Jack L. Messman

Director since 1985

Chairman since November 2001

Mr. Messman, age 62, became President and Chief Executive Officer of Novell in connection with Novell’s acquisition of Cambridge Technology Partners (Massachusetts), Inc. (“Cambridge”), an eBusiness systems integration company, in July 2001. Mr. Messman was elected Chairman of the Board of Directors in November 2001. Prior to joining Novell, Mr. Messman served as President and Chief Executive Officer of Cambridge from August 1999 to July 2001. Mr. Messman served as Chairman of the Board and Chief Executive Officer of Union Pacific Resources Group Inc., an oil and gas company, from October 1996 until August 1999. Mr. Messman is also a director of RadioShack Corporation and Safeguard Scientifics, Inc.

Richard L. Nolan

Director since 1998

Mr. Nolan, age 62, has served as William Barclay Harding Professor of Management of Technology, Harvard Business School, an institution of higher education, since September 1991. Mr. Nolan served as Chairman and Chief Executive Officer of Nolan, Norton and Company, an information technology management consulting company, from 1977 until 1987 when the company was acquired by KPMG. Mr. Nolan then served as Chairman of Nolan, Norton and Company and Partner of KPMG from 1987 to 1991. Mr. Nolan is also a director of The Great Atlantic & Pacific Tea Company, Inc.

Thomas G. Plaskett

Director since 2002

Mr. Plaskett, age 59, has served as Managing Director of Fox Run Capital Associates, a private merchant banking and consulting firm focusing on advisory and consulting services for emerging companies, from October 1991 to the present. Additionally, Mr. Plaskett served as the Chairman of Probex Corporation, an energy technology company, from November 1999 until December 2000 and as its President and CEO from November 1999 to August 2000. Mr. Plaskett served as Vice Chairman of Legend Airlines, Inc., an airline, from June 1997 until February 2001 and as its Executive Vice President from September 1999 to February 2001. Mr. Plaskett also served as the Chairman of Greyhound Lines, Inc., a transportation company, from March 1995 until March 1999. Legend Airlines filed for bankruptcy protection on December 3, 2000. Mr. Plaskett is also a director of Smart & Final, Inc. and RadioShack Corporation.

John W. Poduska, Sr., Ph.D.

Director since 2001

Dr. Poduska, age 65, was the Chairman of Advanced Visual Systems, Inc., a provider of visualization software, from January 1992 to December 2001. From December 1989 until December 1991, Dr. Poduska was President and Chief Executive Officer of Stardent Computer, Inc., a computer manufacturer. From December 1985 until December 1989, Dr. Poduska was founder, Chairman and Chief Executive Officer of Stellar Computer, Inc., a computer manufacturer and the predecessor of Stardent Computer, Inc. Prior to founding Stellar Computer, Inc., Dr. Poduska founded Apollo Computer Inc. and Prime Computer Inc. Dr. Poduska is also a director of Anadarko Petroleum Corporation, Safeguard Scientifics, Inc. and eMerge Interactive, Inc.

James D. Robinson, III

Director since 2001

Mr. Robinson, age 67, is co-founder and has served as Chairman and Chief Executive Officer of RRE Investors, LLC, a private information technology venture investment firm, since 1994 and Chairman of Violy Byorum & Partners Holdings, LLC, a private firm specializing in financial advisory and investment banking activities in Latin America, since 1995. He has also served as Chairman, Chief Executive Officer and sole stockholder of J.D. Robinson Incorporated, a strategic consulting company, since 1993. He previously served as Chairman and Chief Executive Officer of American Express Company, a financial services company, from 1977 to 1993. Mr. Robinson is a director of Bristol-Myers Squibb Company, The Coca-Cola Company, First Data Corporation and Pinnacor Inc. Mr. Robinson is a member of the Business Council and the Council on Foreign Relations. He is Honorary Co-Chairman of Memorial Sloan-Kettering Cancer Center, an honorary trustee of the Brookings Institution, and Chairman Emeritus of the World Travel and Tourism Council. Mr. Robinson served as Co-Chairman of the Business Roundtable and as Chairman of the Advisory Committee on Trade Policy and Negotiations.

Vote Required and Board Recommendation

The seven nominees for director receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

PROPOSAL TWO

APPROVAL OF STOCK OPTION EXCHANGE PROGRAM

On February 16, 2003, our Board of Directors approved amendments to the 2000 Stock Plan (the “2000 Plan”), the 2000 Nonqualified Stock Option Plan (the “2000 Nonqualified Plan”), the 1991 Stock Plan (the “1991 Plan”), the Novell/SilverStream 2001 Stock Option Plan (the “SilverStream 2001 Plan”), the Novell/SilverStream 1997 Stock Option Plan (the “SilverStream 1997 Plan”), the Novell/SilverStream/Bondi Employee Stock Option Plan (the “Bondi Plan”), the Novell/SilverStream/eObject 2000 Stock Plan (the “eObject Plan”) and the Novell/WordPerfect Stock Option Plan (the “WordPerfect Plan”) (collectively, the “Plans”), subject to stockholder approval, solely to permit a one-time exchange of certain outstanding stock options for replacement stock options with different exercise prices, vesting schedules and terms. We are seeking stockholder approval of the amendments. If stockholders approve this proposal, we would be authorized, but not obligated, to implement a stock option exchange program within the specific parameters described below.

Our Board of Directors has determined that it is in the best interests of Novell and our stockholders to implement a stock option exchange program. Under the proposed stock option exchange program, eligible employees would have a one-time opportunity to surrender outstanding options they currently hold with an exercise price greater than $5.02 per share in exchange for the right to receive, no sooner than six months and one day after they surrender their options, replacement stock options to purchase, in most cases, a lower number of shares than the number of shares underlying the surrendered options. The replacement options would have an exercise price per share equal to the fair market value of our common stock on the date the replacement options are granted. The ratios of the number of shares underlying the surrendered options to the number of shares underlying the replacement options would vary, depending upon the exercise price per share of the surrendered options and the current market value of our common stock at the time we implement the stock option exchange program. The ratios, however, will provide that the exchanging holders will generally receive new options with a value equal to 80% of the value of the surrendered options.

We believe that this program will enhance long-term stockholder value by improving our ability to retain and motivate our employees and by reducing the total number of shares of common stock underlying outstanding options. Stock options have been, and continue to be, a key tool to provide employees with performance based incentives. Because of the downturn in the technology industry and the domestic and worldwide economies in general in recent years, the price of our common stock, like the prices of stock generally in the technology and consulting industries, and the overall market, has declined. Because of this decline, our employees hold a large number of “underwater” stock options with exercise prices that are significantly higher than the current market price of our common stock. Since 1994, the year in which we granted the first options eligible to be exchanged in this program, our stock price has fluctuated between $44.56 and $1.57, with the last sales price of our common stock on March 7, 2003 being $2.20. While we are optimistic about our future, we cannot predict when, or if, our share price will reach former levels, particularly given the overall economy. Therefore, we are concerned that these “underwater” stock options no longer provide the incentives to our employees that they were intended to provide. The skill and dedication of our employees are among the most important foundations for our success and future growth. We believe this stock option exchange program, by realigning the exercise prices of the underwater options more closely with the current market prices of our common stock, will help us demonstrate our commitment to our employees and, therefore, our success and future growth, by improving our ability to retain and motivate our employees.

Stockholders will realize an immediate, direct benefit from the program as well, because we will retire up to 9,500,000 of the shares underlying the options returned to Novell that are in excess of the number of shares underlying the options reissued pursuant to new grants. This potentially could represent 2.6% of all outstanding shares of common stock. We will achieve this by amending one or more of the Plans to reduce the number of shares of common stock thereunder by the number of shares of common stock underlying the “excess” options.

Implementing the Stock Option Exchange Program

The Board of Directors authorized the stock option exchange program on February 16, 2003, upon the recommendation of its Compensation Committee and subject to stockholder approval of the amendments to the Plans. If you approve the amendments to the Plans and we commence the program, eligible employees will be given the opportunity to make a one-time election to surrender eligible options for replacement options covering, in most cases, a smaller number of shares of common stock. In order to commence the program, we will file a tender offer statement with the Securities and Exchange Commission and distribute that statement to all eligible employees. Participation in the program will be voluntary, and eligible employees will have at least twenty (20) business days to accept our offer of replacement options in exchange for the surrender of their eligible options. We will cancel the surrendered options on the first business day following this election period. We will grant the replacement options no earlier than six months and one day following the cancellation of the surrendered options.

Eligibility

If implemented, the stock option exchange program will be open to all of our employees and those of our subsidiaries, including those outside the United States where feasible and practical under local regulations and tax rules as we determine in our sole discretion, who:

•	hold options that are eligible for exchange in the program; and

•	are employees on the date the program commences.

In order to receive replacement options, a program participant must still be an employee on the date the replacement options are granted.

None of our executive officers will be eligible to participate in the program. In addition, none of the members of our Board of Directors will be able to participate.

Exchange Ratios

We structured the stock option exchange program to strike a balance between the interests of our stockholders and our employees. After consultation with an independent third party compensation consultant, we developed a valuation methodology by which we will calculate, using Black-Scholes, the estimated value of one option from each existing grant and the estimated value of one new option to be granted in the exchange, as of the commencement of the exchange. For purposes of this paragraph, we are using the word “option” to mean one option to purchase one share of Novell common stock. We will then multiply the estimated value of each existing option by 80% and use that value to determine appropriate exchange ratios of replacement options to be granted in exchange for surrendered options. In no event will we issue more than one replacement option for each surrendered option. This valuation methodology will take into account various factors, including the then-current market value of our common stock, option exercise prices, the remaining term of eligible options, prevailing interest rates and the historical volatility of our common stock. Grants of replacement options calculated according to the exchange ratios will be rounded down to the nearest whole share on a grant-by-grant basis as we will not issue replacement options for fractional shares underlying surrendered options.

Exercise Price of Replacement Options

All replacement options will have a per share exercise price equal to the fair market value of one share of our common stock on the date the replacement option is granted.

Vesting of Replacement Options

The replacement options will vest 50% on the first and second anniversaries of the date of grant, regardless of whether the surrendered options were partially or wholly vested. The new vesting schedule, therefore, requires that holders of the replacement options remain employed with us for at least one year in order to be able to exercise an option in part and for at least two years in order to fully exercise a replacement option.

Term of Replacement Options

The term of an option is the length of time during which it may be exercised. Each replacement option will have a term of four years. The weighted average of the remaining term of all eligible options is approximately five and a half years.

Other Conditions of Replacement Options

The other terms and conditions of the replacement options will be set forth in an option agreement to be entered into as of the date they are granted and will be governed by the terms of the Plan they are granted under. Replacement options will be non-qualified stock options for U.S. federal income tax purposes, regardless of whether the surrendered options were incentive stock options.

Accounting Treatment

In light of current accounting guidelines we have structured the stock option exchange program in a way that we believe will enable us to avoid the recognition of any expense in connection with our grant of the replacement options. In other words, the program has been designed with the objective that we will not be subject to variable or other accounting compensation charges against our earnings from the replacement options. Accounting guidelines require us to perform an analysis of whether the replacement options that we will grant to our employees constitute “substantial consideration” as defined by those guidelines. In the event that it is determined that “substantial consideration” has not been provided to a particular employee, those guidelines require us to determine whether or not equity consideration was previously channeled to that employee as an additional incentive for participation in the stock option exchange program. In such a circumstance, where it is determined that additional equity consideration was previously channeled to an employee as incentive for participation in the stock option exchange program, that additional equity consideration would be subject to variable or other accounting compensation charges against our earnings. It is our belief that all participants in the stock option exchange program will receive “substantial consideration” or, if determined otherwise, that we will be able to establish that those participants did not receive additional equity consideration as incentive for participation in the stock option exchange program. Consequently, we expect that the stock option exchange program will result in minimal, if any, charges against our earnings.

Accounting standards in this area may change. If they change and such change would subject us to variable or other accounting compensation charges, we may modify the program as necessary to ensure the intended accounting treatment or, if we cannot appropriately modify the program, we may not commence the program or may terminate the program. If the change occurs after the completion of our tender offer, we will have to comply with the changed variable accounting treatment, which could require us to recognize expenses in connection with the grants of the replacement options.

U.S. Federal Income Tax Consequences

The exchange of options under the stock option exchange program will be treated as a non-taxable exchange and we and our employees will not recognize income for U.S. federal income tax purposes upon the grant of the replacement options. All replacement options granted under the stock option exchange program will be non-qualified stock options for U.S. federal income tax purposes.

Benefits of the Option Exchange Program to Employees

Because the decision whether to participate in the stock option exchange program is completely voluntary, we are not able to predict who will participate, how many options any employees will elect to exchange, or the number of replacement options that we may grant. As noted above, however, our executive officers and members of our Board of Directors are not eligible to participate in the program. Of the outstanding options held by eligible employees as of January 28, 2003, the maximum number of shares of common stock underlying options that could be surrendered under the program was 29,222,099.

Proposed Amendments to the Plans

If stockholders approve this Proposal Two, the Plans would be amended solely and expressly to permit us to conduct the stock option exchange program.

Description of the Plans

The 2000 Plan, 2000 Nonqualified Plan, 1991 Plan, SilverStream 2001 Plan, and SilverStream 1997 Plan each provide for the grant of nonstatutory stock options. The 2000 Plan, 1991 Plan, and SilverStream 1997 Plan also provide for the grant of incentive stock options; however, no new incentive stock options may be granted under the SilverStream 1997 Plan. The 2000 Plan and 1991 Plan also provide that stock purchase rights, which may be converted to restricted common stock, may be granted, while the SilverStream 1997 Plan provides that restricted common stock may be granted. The 2000 Plan also provides that common stock equivalents may be granted to members of our Board of Directors who are not our employees. The 1991 Plan also provides that stock appreciation rights and long-term performance awards, which are payable in our common stock or cash, may also be granted. The SilverStream 1997 Plan provides that other stock-based awards based on our common stock may be granted. The Bondi Plan, eObject Plan and WordPerfect Plan have terminated by their terms and no new grants may be made under these plans; however, nonstatutory stock options remain outstanding under each of these plans, as well as incentive stock options are outstanding under the Bondi Plan.

Our Compensation Committee administers each of the Plans. All of our employees, directors and consultants are eligible to receive grants under the 2000 Plan and the 1991 Plan. All of our employees, other than executive officers, and consultants may receive grants under the 2000 Nonqualified Plan, SilverStream 2001 Plan, and SilverStream 1997 Plan.

Stock options granted under the 2000 Plan, 2000 Nonqualified Plan, 1991 Plan, SilverStream 2001 Plan, and SilverStream 1997 Plan generally vest over 48 months (although options have been granted in the past under these plans that vest over 30, 36 or 42 months), and expire eight or ten years from the date of grant. Options granted under these plans have an exercise price equal to the fair market value of our common stock on the date of grant; however, options granted prior to our acquisition of SilverStream under the SilverStream 1997 Plan and SilverStream 2001 Plan were granted at the fair market value of SilverStream’s common stock at the date of grant and were converted to options to acquire our common stock based on the terms of the acquisition.

Federal Income Tax Consequences

The following summary is intended only as a general guide as to the federal income tax consequences under current U.S. tax law of grants under the Plans and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who receive grants under the Plans. Tax consequences are subject to change and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants have been advised to consult their own tax advisors with respect to the tax consequences of receiving grants under the Plans.

The grant of an incentive stock option and nonstatutory stock option will create no tax consequences for the participant or Novell. A participant will not recognize taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and Novell will receive no deduction at that time. Upon exercising a nonstatutory stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares received. Novell will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares. The participant’s basis in a nonstatutory stock option is equal to the aggregate of the exercise price paid and the amount the participant recognized as ordinary income upon the exercise of the option. The participant’s basis in shares acquired by exercise of an incentive stock option and held for the applicable holding period (a period of at least one year from the date the incentive stock option was exercised and two years from the incentive stock option date of grant) is the exercise price of the incentive stock option. Generally, there will be no tax consequences to Novell in connection with a disposition of shares acquired under an option, except that Novell will be entitled to a deduction (and the participant will recognize ordinary income) if shares acquired upon exercise of an incentive stock option are disposed of before the applicable incentive stock option holding periods have been satisfied.

With respect to grants under the plans that may be settled either in cash or in shares of our common stock that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received. Novell will be entitled to a deduction for the same amount. With respect to grants involving shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares received at the time that the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. Novell will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of such restricted shares rather than upon the lapse of the restriction on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits the shares, the participant would not be entitled to any tax deduction, including a capital loss, for the value of the shares on which the participant previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty (30) days after receipt of the shares.

Section 162(m) of the Tax Code generally disallows a public corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. Although Novell intends that stock options granted under the 2000 Plan, 1991 Plan, and SilverStream 1997 Plan, and stock appreciation rights granted under the 1991 Plan, will meet the requirements of Section 162(m) of the Tax Code, other types of grants under these plans are not intended to qualify as “performance-based compensation” under Section 162(m) of the Tax Code. New grants made under the 2000 Nonqualified Plan and SilverStream 2001 Plan will not meet the requirements of Section 162(m) of the Tax Code.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present and entitled to vote on this proposal will be required for its approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 2000 STOCK PLAN, 2000 NONQUALIFIED STOCK OPTION PLAN, 1991 STOCK PLAN, NOVELL/SILVERSTREAM 2001 STOCK OPTION PLAN, NOVELL/SILVERSTREAM 1997 STOCK OPTION PLAN, NOVELL/BONDI EMPLOYEE STOCK OPTION PLAN, NOVELL/EOBJECT 2000 STOCK PLAN, AND THE NOVELL/WORDPERFECT STOCK OPTION PLAN TO PERMIT THE STOCK OPTION EXCHANGE PROGRAM.

PROPOSAL THREE

APPROVAL OF THE NOVELL, INC. STOCK-BASED DEFERRED COMPENSATION PLAN

On February 16, 2003, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Novell, Inc. Stock-Based Deferred Compensation Plan (the “Deferred Compensation Plan”). The

Board of Directors has recommended that the Deferred Compensation Plan be submitted to stockholders for their approval.

The Deferred Compensation Plan provides executives with the opportunity to defer receipt of a portion of their compensation in exchange for the right to receive shares of our common stock at a future date. The Board of Directors established the Deferred Compensation Plan to support compliance with our Stock Ownership Program and is intended to provide participants with a vehicle by which they may achieve and maintain their stock ownership requirement (“Stock Ownership Requirement”) under the Stock Ownership Program. The Board of Directors believes that the adoption of the Deferred Compensation Plan is in the best interests of Novell and our stockholders because it will help participants in the Stock Ownership Program meet and maintain their Stock Ownership Requirement and thereby further align the participants’ interests with those of our stockholders by providing participants with a long-term vehicle to develop a significant ownership interest in our common stock. In order to ensure that our stockholders do not experience any dilution to their ownership of our common stock as a result of participation in the Deferred Compensation Plan, shares of common stock distributed to participants in the Deferred Compensation Plan will primarily be acquired by Novell in the open market. We will not authorize the issuance of any new shares of our common stock to satisfy our obligations under the Deferred Compensation Plan. Our Board of Directors has amended the 2000 Stock Plan to provide that in certain circumstances we may satisfy our distribution obligations under the Deferred Compensation Plan by issuing shares under the 2000 Stock Plan, thereby automatically reducing the number of shares of common stock remaining available for issuance thereunder. The number of shares of common stock that we may have to distribute in the future under the Deferred Compensation Plan is not currently determinable because such distributions will depend upon the number of participants in the Deferred Compensation Plan, the amount of compensation that each participant elects to defer, the matching contributions credited to participants’ accounts and the fair market value of our common stock as it changes over time. The last sales price of our common stock on March 7, 2003, was $2.20 per share.

The material features of the Deferred Compensation Plan are summarized below. The full text of the Deferred Compensation Plan is attached to this Proxy Statement as Appendix E.

General

The Deferred Compensation Plan provides participants in the Stock Ownership Program with the opportunity to achieve, and maintain, their Stock Ownership Requirement under the Stock Ownership Program by offering them the ability to defer receipt of a portion of their compensation in exchange for the right to receive shares of our common stock at a future date. In addition, to encourage participation, we will provide a match to each participant of up to 25% of the amount of compensation deferred by the participant. The Deferred Compensation Plan is a non-qualified deferred compensation plan that is not subject to the qualification requirements of Section 401(a) of the Tax Code. The Deferred Compensation Plan is intended to cover a select group of our management and highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

Administration

The Deferred Compensation Plan is administered by our Compensation Committee. As administrator of the Deferred Compensation Plan, the Compensation Committee has the sole authority to control and manage the operation and administration of the Deferred Compensation Plan, has all of the powers, authority and discretion to carry out the provisions of the Deferred Compensation Plan, and has the sole authority to interpret and apply the Deferred Compensation Plan’s terms to particular cases or circumstances. The Compensation Committee may delegate its administrative powers to another committee or an individual. The determinations of the Compensation Committee are made in its sole discretion and are final, binding, and conclusive.

Eligibility

Any participant in the Stock Ownership Program, each of whom is an executive at the vice president level and above, who is paid from our U.S. payroll is eligible to participate in the Deferred Compensation Plan, subject to the Compensation Committee’s approval. In addition, the Compensation Committee may provide that participants in the Stock Ownership Program who are not paid from our U.S. payroll may also participate in the Deferred Compensation Plan, subject to such terms and conditions as the Compensation Committee determines are necessary and appropriate for such individuals to participate in the Deferred Compensation Plan. Eligibility for any plan year is determined on the day immediately preceding the first day of the plan year. Currently, approximately 75 of our employees meet the criteria for participation in the Deferred Compensation Plan.

Deferred Compensation Plan Benefits and Certain Terms and Conditions

Participation in the Deferred Compensation Plan is generally voluntary. Under the Deferred Compensation Plan, a participant may elect to defer receipt of up to 75% of his or her compensation, which includes his or her base salary and bonuses. A participant whose compensation is partially based on commissions is eligible to defer receipt of up to 75% of his or her total compensation, which includes base salary, commissions, and bonuses. A participant’s deferral election for any plan year must generally be made prior to the beginning of the applicable plan year. If a participant does not meet his or her Stock Ownership Requirement under the Stock Ownership Program for any year, the Compensation Committee may require the participant to defer to the Deferred Compensation Plan up to 50% of any cash bonus payable to the participant until the participant has met his or her Stock Ownership Requirement.

On the last day of each month, or on such other date as determined by the Compensation Committee, a participant’s account under the Deferred Compensation Plan will be credited with units that represent a hypothetical investment in shares of our common stock. The number of units credited to a participant’s account will be determined by dividing the aggregate of the value of the participant’s deferrals to the Deferred Compensation Plan for the month by the fair market value of our common stock on the date of credit. Participants will have no ownership rights with respect to any shares of our common stock credited to their accounts as units until the units are converted to shares of our common stock. Units credited to participant accounts will be credited with earnings and investment gains and losses based on the hypothetical investment in our common stock.

During any plan year, we may make matching contributions to the Deferred Compensation Plan on behalf of each participant who defers compensation to the Deferred Compensation Plan for the plan year. The amount of such matching contributions will be determined by the Compensation Committee or the Board of Directors prior to the beginning of the plan year and will never exceed 25% of the total amount of compensation the participant deferred to the Deferred Compensation Plan for the plan year. The Compensation Committee has determined that the matching contribution for the first plan year that the Deferred Compensation Plan is in effect will equal 25% of each participant’s compensation deferred to the Deferred Compensation Plan.

Participants are 100% vested at all times in the portion of their account attributable to their elective deferrals. Provided that the participant is employed by us on the applicable vesting date, a participant will become vested in the portion of his or her account attributable to the matching contributions made to the Deferred Compensation Plan on his or her behalf on the January 1 that first occurs after the fifth annual anniversary of the January 1 of the calendar year that the matching contributions were credited to the participant’s account under the Deferred Compensation Plan. Participants will become fully vested in matching contributions if their employment terminates prior to such date as a result of death or disability, or if we experience a change in control while they are employed by us.

Except in cases of hardship, participants cannot receive a distribution of their account balance prior to termination of employment. Distributions may generally be taken all at once or taken over a period of between two to five years, in substantially equal annual installments, as elected by the participant. Beneficiaries of participants whose employment terminates on account of death receive a distribution of the participant’s account balance all at once. Participants’ vested account balances will be distributed in shares of our common stock. The number of shares of our common stock distributable to a participant will be determined based on the number of units credited to the participant’s account on the date of distribution, with such units converting to an equal number of our shares of common stock and any fractional unit being rounded up to the nearest whole share of our common stock. Shares of our common stock are the only deemed investment option under the Deferred Compensation Plan.

The Deferred Compensation Plan is an unfunded, “book-entry” plan, and the issuance of our shares of common stock distributable under the Deferred Compensation Plan is an unsecured obligation to pay deferred compensation in the future in accordance with the terms of the Deferred Compensation Plan. Our deferred compensation obligations under the Deferred Compensation Plan rank equally with our other unsecured and unsubordinated indebtedness that is outstanding from time to time. We, in our discretion, may establish a grantor trust (commonly known as a “rabbi trust”) to hold shares of our common stock to assist us in fulfilling our obligations to participants under the Deferred Compensation Plan. The assets of any such trust, however, will remain subject to claims by our creditors. In order to reduce our risks in meeting our obligations under the Deferred Compensation Plan, we intend to hedge our obligations by entering into a trading plan, designed to meet the conditions of SEC Rule 10b5-1, to purchase shares of our common stock in the open market.

A participant’s rights to receive distributions of deferred compensation under the Deferred Compensation Plan may not be sold, assigned, transferred, pledged, garnished or encumbered.

Duration and Amendment

By its terms, the Deferred Compensation Plan will terminate on the day immediately preceding its tenth anniversary, unless it is extended by action of our Board of Directors or the Compensation Committee with approval of the stockholders. Our Board of Directors or Compensation Committee may amend or terminate earlier the Deferred Compensation Plan at any time for any reason. No amendment or termination of the Deferred Compensation Plan will reduce any participant’s account balance as of the effective date of such amendment or termination. In the event of a termination of the Deferred Compensation Plan, each participant’s account will become fully vested and be distributed to the participant.

Effective Date of the Deferred Compensation Plan

If the Deferred Compensation Plan is approved by our stockholders, the Deferred Compensation Plan will become effective as of April 1, 2003. Deferrals will commence after stockholder approval is received.

Federal Income Tax Consequences

The following summary is intended only as a general guide as to the federal income tax consequences under current U.S. tax law of participation in the Deferred Compensation Plan and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Deferred Compensation Plan. Tax consequences are subject to change and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants have been advised to consult their own tax advisors with respect to the tax consequences of participating in the Deferred Compensation Plan.

Participant deferrals to the Deferred Compensation Plan are generally not subject to federal income taxes at the time of deferral, but both Novell and each participant must pay FICA taxes and other applicable taxes on such amounts at the time of the deferral. Matching contributions are also generally not subject to federal income taxes at the time they are credited to a participant’s account; FICA taxes will be assessed once the participant vests in the right to receive the matching contributions (with the tax determined on the basis of the fair market value of the matching contribution on the vesting date).

Upon distribution of a participant’s account under the Deferred Compensation Plan, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of our common stock distributed. We will be entitled to a corresponding tax deduction for the amount of compensation income recognized by the participant. A participant’s subsequent disposition of shares received from the Deferred Compensation Plan will result in long term or short term capital gain or loss depending on the length of time the participant held the shares and measured by the difference between the sale price and the participant’s tax basis in such shares, which is equal to the amount of income the participant recognized on the shares at the time of distribution.

Section 162(m) of the Tax Code generally disallows a public corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. We do not intend for distributions from the Deferred Compensation Plan to meet the requirements of Section 162(m) of the Tax Code.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present and entitled to vote on this proposal will be required for its approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE STOCK-BASED DEFERRED COMPENSATION PLAN.

PROPOSAL FOUR

APPROVAL OF AMENDMENTS TO THE 1989 EMPLOYEE STOCK PURCHASE PLAN

Proposed Amendments

On January 22, 2003, our Compensation Committee approved two amendments to the Novell, Inc. 1989 Employee Stock Purchase Plan (the “Purchase Plan”), subject to stockholder approval. In an effort to balance our desire to incentivize employees with our desire to minimize dilution to stockholders, the Compensation Committee approved an amendment to increase the number of shares of common stock available for issuance under the Purchase Plan by 10,000,000 shares from 24,000,000 shares to 34,000,000 shares. Additionally, the Compensation Committee approved an amendment that caps the number of shares of common stock that may be issued each fiscal year under the Purchase Plan at 3,000,000 shares commencing with the 2004 fiscal year. As a transition, the number of shares of common stock issuable in the offering period ending in October 2003 will be capped at 1,500,000 shares. With a low stock price, the potential for dilution under compensation plans such as this one increases. A cap will reduce this potential. We are asking stockholders to approve these two amendments to the Purchase Plan.

The Board of Directors believes that the Purchase Plan encourages and assists our employees to acquire shares of our common stock, thereby better aligning their interests with other stockholders, helps provide for the future financial security of our employees and fosters good employee relations. Therefore, the Purchase Plan may be helpful in attracting, retaining and motivating employees. The terms of the Purchase Plan are described below. Novell will furnish a copy of the amended Purchase Plan to any stockholder upon written request to the Corporate Secretary.

During 1997, the Financial Accounting Standards Board issued Emerging Issues Task Force No. 97-12, “Accounting for Increased Share Authorizations in an IRS Section 423 Employee Stock Purchase Plan under APB Opinion No. 25, Accounting for Stock Issued to Employees” (“EITF 97-12”). EITF 97-12 requires that companies have a sufficient number of shares of common stock, approved by stockholders, at the beginning of each offering period. In the event that we need additional shares of common stock during offering periods under the Purchase Plan, a compensation expense to Novell could result. Therefore, we must plan in advance to obtain stockholder approval of a sufficient number of shares of common stock to fund future offering periods.

Description of Purchase Plan

The following is a brief summary of the material features of the Purchase Plan.

Eligibility.    Any person who is employed by Novell (or by any of its designated subsidiaries) for at least twenty hours per week and more than five months per calendar year is eligible to participate in the Purchase Plan subject to certain limitations imposed by Section 423(b) of the Tax Code. No person who owns or holds options to purchase, or who, as a result of participation in the Purchase Plan, would own or hold options to purchase five percent (5%) or more of our outstanding common stock is eligible to participate in the Purchase Plan. Non-employee directors are not eligible to participate in the Purchase Plan. As of January 31, 2003, approximately 5,700 employees were eligible to participate in the Purchase Plan.

Participation in an Offering.    Each offering of common stock under the Purchase Plan will be for a period of approximately six months. The commencement of each offering period under the Purchase Plan generally is at the beginning of the regular payroll period that falls closest to November 1 and May 1 of each year. The Board of Directors has delayed the commencement of the next offering until May 7, 2003, the soonest practicable date after the Annual Meeting. To participate in the Purchase Plan, eligible employees must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed ten percent (10%) of regular base salary (including sales commissions that are not in excess of target income). Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive offering until such time as the employee withdraws from the Purchase Plan or the employee’s employment terminates. As of January 31, 2003, there were approximately 1,700 participants in the Purchase Plan.

Purchase Price.    The purchase price per share of common stock under the Purchase Plan is equal to 85% of the lesser of the fair market value of our common stock on (i) the first day of the relevant offering period or (ii) the last day of the relevant offering period. The fair market value of our common stock on these measurement dates will be equal to the closing bid price per share as reported on Nasdaq. The last sales price of our common stock on March 7, 2003, was $2.20 per share.

Shares Purchased.    The number of shares of our common stock a participant purchases during each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s paychecks during the offering period by the purchase price. In any six-month offering period, no participant may purchase shares of common stock worth more than $12,500 (based on the fair market value of the shares at the time the option is granted). In any fiscal year commencing after the date of the Annual Meeting, no more than 3,000,000 shares of common stock may be issued pursuant to the Purchase Plan. As a transition, the number of shares of common stock issuable in the offering period ending in October 2003 will be capped at 1,500,000 shares. In the event that the cap limits the number of shares of common stock that may be issued and sold during any offering period, the number of shares that each participant purchases in that offering period will be reduced in proportion to the respective amounts which would otherwise have been purchasable by each such participant if enough shares had been available to enable all participants to purchase the full amount they elected. At our option, any cash not applied to the purchase of fractional shares will either be returned to the participant or applied toward the purchase of shares in subsequent offerings.

Withdrawal.    A participant may withdraw from an offering under the Purchase Plan at any time without affecting his or her eligibility to participate in future offerings. However, once a participant withdraws from an offering, that participant may not subsequently participate in the same offering.

Administration and Amendment.    The Purchase Plan is administered, at our expense, by the Board of Directors or a committee appointed by the Board, and is currently being administered by our Compensation Committee. All questions of interpretation or application of the Purchase Plan are determined in the sole discretion of the Committee, and its decisions are final and binding upon all participants. That Committee may at any time amend or terminate the Purchase Plan; however, such termination or amendment may not make any changes in an option previously granted that would adversely affect the rights of any participant. No amendment may be made to the Purchase Plan without the approval or ratification of our stockholders if such amendment would require stockholder approval under Section 423 of the Tax Code, or any other applicable law or regulation.

Participation in the Purchase Plan

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and their designated payroll deductions. Future purchases under the Purchase Plan are not determinable. No purchases have been made under the Purchase Plan since the amendments described above were adopted by the Compensation Committee. As of the date of this proxy statement, 21,186,272 shares of common stock have been acquired by our employees through participation in the Purchase Plan. We have received approximately $163,000,000 from the purchase of common stock by employees through the Purchase Plan.

Federal Income Tax Consequences

The following summary is intended only as a general guide as to federal income tax consequences under current U.S. tax law of participation in the Purchase Plan and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Purchase Plan. Tax consequences are subject to change and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants have been advised to consult their own tax advisors with respect to the tax consequences of participating in the Purchase Plan.

The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Tax Code. Under this type of plan, no taxable income will be reportable by a participant, and no deductions will be allowable to Novell, due to the grant of the option at the beginning of an offering or the purchase of shares at the end of an offering. A participant will, however, recognize taxable income in the year in which the shares purchased under the Purchase Plan are sold or otherwise made the subject of disposition.

A sale or other disposition of shares purchased under the Purchase Plan will be a disqualifying disposition if it is made within two years after the date the option is granted (i.e., the commencement date of the Offering to which the option pertains).

If the participant makes a disqualifying disposition of shares purchased under the Purchase Plan, Novell will be entitled to an income tax deduction for the taxable year of Novell in which the disposition occurs. The income tax deduction may be limited by the deductibility of compensation paid to certain of our officers under Section 162(m) of the Tax Code. To the extent allowed, Novell’s tax deduction is generally measured as the amount by which the fair market value of the shares on the date of purchase exceeds the purchase price. In no other instance will Novell be allowed a deduction with respect to the participant’s disposition of the purchased shares.

If the participant disposes of shares purchased under the Purchase Plan after satisfying the holding period outlined above (a qualifying disposition), then the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the date of disposition exceeds the purchase price or (ii) 15% of the fair market value of the shares on the day the option relating to the disposed shares was first granted. This amount of ordinary income will be added to the basis in the shares and any gain (or loss) recognized upon the disposition will be a long-term capital gain (or loss). Currently, the long-term capital gains rate is capped at 20%.

If shares are disposed of in a disqualifying disposition, the excess of the fair market value of the shares on the date of purchase over the purchase price will be treated as ordinary income to the participant at the time of such disposition. Even if shares are disposed of for less than their fair market value measured as of the date of purchase, the same amount of ordinary income is attributed to a participant. In this case a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such date of the purchase.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present and entitled to vote on this proposal will be required for its approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL FIVE

RATIFICATION OF AUDITORS

The Audit Committee, composed entirely of independent, non-employee members of the Board of Directors, approved the appointment of Ernst & Young LLP (“Ernst & Young”) as independent auditors for fiscal 2003 and is asking the stockholders for ratification of the appointment. Stockholder ratification is not required by Novell’s bylaws or under any other applicable legal requirement. If the stockholders do not approve the selection of Ernst & Young, the Audit Committee will reconsider the appointment.

Ernst & Young, or its predecessors, have audited Novell’s consolidated financial statements since 1987. As our independent auditors, Ernst & Young would audit our consolidated financial statements for fiscal 2003 and perform audit-related services and consultation in connection with various accounting and financial reporting matters. Ernst & Young also performs certain non–audit services for Novell. The Audit Committee has determined that the provision of the services provided by Ernst & Young as set forth herein are compatible with maintaining Ernst & Young’s independence and the prohibitions on performing non-audit services set forth in the Sarbanes-Oxley Act and relevant Securities and Exchange Commission rules.

Ernst & Young will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

Fees Billed to Novell by Ernst & Young During Fiscal 2002

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered for the audit of Novell’s annual financial statements for the fiscal year ended October 31, 2002 and for the review of the financial statements included in Novell’s Forms 10-Q for the fiscal year ended October 31, 2002 were $1,514,000.

Financial Information Systems Design and Implementation Fees

Ernst & Young did not bill any fees to Novell for financial information systems design and implementation professional services for the fiscal year ended October 31, 2002.

All Other Fees

The aggregate fees billed by Ernst & Young for services other than those described above for the fiscal year ended October 31, 2002 were $4,117,000, which included audit-related services of $1,083,000.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present and entitled to vote on this proposal will be required for its approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING OCTOBER 31, 2003.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below shows, for the last three fiscal years, compensation paid to Novell’s Chief Executive Officer and the four other most highly compensated executive officers during fiscal 2002 (based on salary and bonus) serving at fiscal year end. We refer to all of these officers as the “Named Executive Officers.”

Name and Principal Position(2)	Year	Annual Compensation(1)						Long-Term Compensation Awards
		Salary ($)		Bonus ($)(3)		Other Annual Compensation ($)(4)		Restricted Stock Awards ($)(5)		Securities Underlying Options (#)	All Other Compensation ($)(6)
Jack L. Messman Chairman of the Board, President and Chief Executive Officer	2002 2001	$ $	950,031 258,839	$ $	970,000 200,000	$	— 38,100	$	— 3,521,638	550,000 2,423,045	$ $	44,220 313

Carl S. Ledbetter Senior Vice President, Engineering, Research and Development	2002 2001 2000	$ $ $	375,254 375,398 351,346	$ $ $	343,750 367,175 141,345		— — —	$ $	— 184,524 173,101	101,500 100,000 50,000	$ $ $	16,620 9,275 13,215

H. Carvel Moore President, Novell Americas	2002 2001	$ $	505,325 153,698	$ $	400,000 50,500		— —	$	— 246,000	200,000 200,000	$ $	9,240 393

Christopher Stone Vice Chairman, Office of the CEO	2002		$400,007		$665,000		—		$798,000	600,000		$8,000

Gerard Van Kemmel President, Novell EMEA	2002 2001	$ $	675,932 172,310	$ $	510,000 56,650		— —	$	— 615,000	200,000 400,000	$ $	4,620 1,407

(1)	Compensation deferred at the election of the executive, pursuant to the Novell, Inc. Retirement and Savings Plan and the Deferred Compensation Plan, is included in the year earned.

(2)	Mr. Messman became President and Chief Executive Officer of Novell on July 10, 2001. Mr. Stone became an executive officer on March 1, 2002.

(3)	Cash bonuses for services rendered in fiscal years 2002, 2001 and 2000 have been listed in the year earned, although most payments were made after the end of the applicable fiscal year.

(4)	No Named Executive Officer received perquisites in an amount greater than the lesser of (i) $50,000 or (ii) 10% of such Named Executive Officer’s total salary plus bonus. In 2001, Mr. Messman received payments of $38,100 in connection with his services while serving as a nonemployee director of Novell.

(5)	Restricted common stock awards are valued at the fair market value (as defined in Novell’s stock plans) on the date of grant less the purchase price. Holders of such awards have the right to vote the shares and to receive cash dividends, if any. Any stock dividends that may be received will have the same vesting restrictions as the shares. As of fiscal 2002 year-end, Mr. Messman had 416,108 unvested restricted shares with a value of $1,011,142. As of fiscal 2002 year-end, the other Named Executive Officers had the following unvested shares and values: Mr. Ledbetter, no unvested shares; Mr. Moore, 30,000 shares with a value of $72,900; Mr. Stone, 200,000 shares with a value of $486,000; and Mr. Van Kemmel, 75,000 shares with a value of $182,250. In the aggregate, Mr. Messman’s restricted stock vested 41.9% on the first annual anniversary of the grant date, 9.3% on the 18-month anniversary of the grant date and will vest another 24.4% on each of the second and third annual anniversaries of the grant date. The grant to Mr. Ledbetter for 2001 vested 50% on August 26, 2001 and another 50% on November 26, 2001. The grants to Messrs. Moore and Van Kemmel and Mr. Ledbetter’s grant for 2000 vested 40% on the first annual anniversary of the grant date, and will vest another 30% on each of the second and third annual anniversaries of the grant date. The grant to Mr. Stone vests 10% on the each of the first and second annual anniversaries of the grant date, and vests another 80% on the third annual anniversary of the grant date.

(6)	The stated amounts for all Named Executive Officers are Company matching contributions to the Novell, Inc. 401(k) Retirement and Savings Plan and the Deferred Compensation Plan, except that the following amounts reflect premiums paid for life insurance: Mr. Messman in 2001 and 2002, $313 and $4,220, respectively; Mr. Moore in 2001 and 2002, $393 and $1,240, respectively; and Mr. Van Kemmel in 2001 and 2002, $1,407 and $4,620, respectively. Messrs. Messman, Moore and Van Kemmel have collaterally assigned these life insurance policies to Novell to secure the repayment to Novell of up to the entire amount of the premiums paid by Novell pursuant to these policies.

(7)	Salary amounts for Mr. Van Kemmel for 2002 reflect a payment of $90,147 to compensate Mr. Van Kemmel for salary payments that should have been made in 2001.

Stock Option Grants in Fiscal Year 2002

This table shows stock option grants during fiscal 2002 to the Named Executive Officers. We have not granted any stock appreciation rights to the Named Executive Officers.

Name	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted (#)(2)	% of Total Options Granted to Employees in Fiscal Year(3)	Exercise Price ($/Sh)		Expiration Date
						5% ($)		10% ($)
Jack L. Messman	550,000	10.9%		$5.09	1/21/2010		$1,336,637		$3,201,477

Carl S. Ledbetter	100,000 1,500	2.0 * %	$ $	3.93 1.82	11/12/2011 8/12/2010	$ $	247,156 1,303	$ $	626,341 3,122

H. Carvel Moore	200,000	4.0%		$3.93	11/12/2011		$494,311		$1,252,682

Christopher Stone	600,000	11.9%		$4.09	3/1/2010		$1,171,676		$2,806,367

Gerard Van Kemmel	200,000	4.0%		$3.93	11/12/2011		$494,311		$1,252,682

*	Less than 1%.

(1)	Potential realizable value assumes the price of our common stock will appreciate at the annual rates shown. These rates are compounded annually from the date of grant until the end of the term of the option. The potential realizable value is:

•	the potential stock price per share at the end of the term based on the 5% and 10% assumed appreciation rates

•	less the exercise price per share

•	times the number of shares subject to the option

These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect Novell’s estimate of future common stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on, among other things, the timing of such exercise and the future performance of Novell’s common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(2)	All options shown in the table have exercise prices equal to the fair market value of our common stock on date of grant and have the terms indicated. In the event of a change in control, except as otherwise determined by the Board of Directors prior to the occurrence of such change in control, all options shall become fully exercisable and vested and shall be terminated in exchange for a net cash payment. In the event of a merger of Novell or the sale of substantially all of the assets of Novell that does not constitute a change in control, the acquiring company shall assume the unvested options. The Board of Directors can accelerate unvested options if the acquiring company does not assume the options. The plans provide for various methods of exercise. Novell currently allows for cash, cashier’s check or cashless exercise. Each option becomes vested and exercisable with respect to 25% of the shares of common stock subject to the option on the first annual anniversary of the date of grant, and an additional 6.25% of the shares subject to the option become vested and exercisable as of each succeeding quarterly anniversary of the date of grant, except the option granted to Mr. Stone, which becomes vested and exercisable with respect to 25% of the shares of common stock subject to the option on the first annual anniversary of the date of grant, and an additional 2.0833% on each succeeding monthly anniversary of the date of grant. All options become exercisable in full on the fourth anniversary of the date of grant.

(3)	Options to purchase a total of approximately 5,055,128 shares were granted to employees in fiscal 2002. This number does not include options that were assumed in connection with Novell’s acquisition of SilverStream Software, Inc. in July 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

This table shows information regarding the number and value of options held at 2002 fiscal year end by the Named Executive Officers. There were no stock option exercises during fiscal 2002 by the Named Executive Officers.

Name	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End($)(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Jack L. Messman	1,189,525	1,948,520	—	—
Carl S. Ledbetter	275,625	225,875	—	$915
H. Carvel Moore	112,500	287,500	—	—
Christopher Stone	—	600,000	—	—
Gerard Van Kemmel	225,000	375,000	—	—

(1)	Value of unexercised in-the-money options is:

•	the fair market value of Novell’s common stock at fiscal 2002 year end ($2.43 per share)

•	less the option exercise price per share of in-the-money options

•	times the number of shares subject to the options.

Equity Compensation Plan Information

The following table provides information regarding the aggregate number of securities to be issued under all of our stock option and equity-based plans upon exercise of outstanding options, warrants and other rights and their weighted-average exercise price as of October 31, 2002. Material features of the 2000 Nonqualified Stock Option Plan and the Novell/SilverStream 2001 Stock Option Plan, which plans were not approved by stockholders, are described in Note K to the Consolidated Financial Statements filed as part of our Annual Report on Form 10-K for the year ended October 31, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	59,882,488	$8.21	26,347,741
Equity compensation plans not approved by security holders	15,931,212	$6.13	14,531,785

Total	75,813,700	$7.75	40,879,526

Additional Executive Officer

Information pertaining to Novell’s executive officers was included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 28, 2003. On February 4, 2003, Novell announced the resignation of its Senior Vice President and Chief Financial Officer, Ronald C. Foster, and the appointment of Joseph S. Tibbetts, Jr. to the position of Senior Vice President and Chief Financial Officer, effective February 10, 2003. Mr. Tibbetts served as a member of our Board of Directors from November 2002 until February 4, 2003, at which time he resigned. Mr. Tibbetts served as a General Partner of Charles River Ventures, a venture capital firm, from March 2000 to June 2002. Prior to that, Mr. Tibbetts served as the Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer of Lightbridge, Inc., a firm focusing on customer relationship management solutions for the telecommunications industry, from May 1998 to February 2000, and as Vice President, Finance and Administration, Chief Financial Officer and Treasurer of SeaChange International, Inc., a developer and manufacturer of digital server systems for the television industry, from June 1996 to March 1998.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Mr. Messman entered into an employment agreement with Novell upon becoming Chief Executive Officer and President. The agreement currently provides for an annual base salary of $950,000. Mr. Messman is eligible to participate in Novell’s Executive Incentive Program with an annual target bonus of 100% of his base salary if performance goals are met, and such additional bonus compensation as is specified by the Board of Directors if the performance goals are exceeded. Upon his initial employment, Mr. Messman received options to purchase a total of 2,408,045 shares of Novell’s common stock at a purchase price of $5.02 per share. Mr. Messman also received the right to purchase 715,780 shares of restricted common stock for an aggregate purchase price of $71,578. The shares of restricted common stock vest as follows: 299,672 shares vested on July 12, 2002, an additional 66,800 shares vested on January 12, 2003, an additional 174,654 shares will vest on July 12, 2003, and the remaining 174,654 shares will vest on July 12, 2004. Pursuant to the employment agreement, Mr. Messman will be entitled to receive employee benefits made available to other employees and officers of Novell and their eligible dependents. Novell also maintains long-term disability insurance, short-term disability insurance, term life insurance coverage, accidental death and dismemberment coverage, and business travel accident insurance for the benefit of Mr. Messman.

Mr. Stone has an employment agreement with Novell that provides for his employment as Vice Chairman, Office of the CEO. The agreement currently provides for an annual base salary of $600,000. Mr. Stone is eligible to participate in Novell’s Executive Incentive Program with an annual target bonus of 100% of his base salary if performance goals are met, half of which was guaranteed in the first year. Pursuant to the employment agreement, we agreed to pay Mr. Stone a signing bonus of $350,000, to grant Mr. Stone an option to purchase 600,000 shares of common stock and to sell Mr. Stone 200,000 shares of restricted common stock at a purchase price of $.10 per share. Mr. Stone’s restricted common stock vests 10% on each of the first and second annual anniversaries of the grant date, and 80% on the third annual anniversary of the grant date. Pursuant to the employment agreement, Mr. Stone will be entitled to receive employee benefits made available to other employees and officers of Novell and their eligible dependents.

Mr. Van Kemmel has an employment agreement with Novell that currently provides for an annual base salary of €456,463. Mr. Van Kemmel is eligible for an annual performance bonus of up to €427,934. Pursuant to the agreement, Novell also provides Mr. Van Kemmel with a car allowance, a daily cash allowance for each day spent working outside of France, such amount of vacation as may be agreed upon, and customary pension, benefit and insurance plans.

The severance benefits that Mr. Messman would receive in the event of his termination are currently governed by his employment agreement, but Novell will enter into a Severance Agreement with Mr. Messman in March 2003 that will supercede the severance terms of his employment agreement. The severance benefits that the other executive officers would receive in the event of termination, including the Named Executive Officers, are currently governed by Novell’s Senior Management Severance Plan, but in March 2003, all of those officers will also execute new Severance Agreements with us and they will no longer be eligible to receive the benefits of the Senior Management Severance Plan. Generally, the Board of Directors determined that, in the event of a change in control, the Senior Management Severance Plan benefits were too heavily weighted with a cash severance payment, and that it would be more appropriate to include a relatively larger equity-based component in the event that the severance obligations were to be triggered.

Generally, in the event of involuntary termination of an executive’s employment without a change in control, the Severance Agreements will provide the following benefits: (i) payment by Novell of a multiple of the executive’s base salary; (ii) a prorated bonus for the year of termination; (iii) twelve months of continued health and dental coverage; (iv) accelerated vesting of that portion of the executive’s outstanding stock options, if any, that would have vested within the one year period following the date of executive’s termination; (v) accelerated vesting of the portion of the executive’s outstanding restricted common stock, if any, that would have vested within the one year period from the date of executive’s termination; and (vi) reimbursement for outplacement benefits that are actually provided, not to exceed 20% of the executive’s base salary. The multipliers for the

Named Executive Officers will be as follows: Mr. Messman—two times; Messrs. Stone, Ledbetter, Moore and Van Kemmel—one and one half times. Additionally, Mr. Messman would also receive an amount equal to two times his target bonus.

The Severance Agreements will also provide that in the event of an involuntary termination in connection with a change in control of Novell, the executive will receive the following benefits: (i) payment by Novell of a multiple of the executive’s base salary, as well as a multiple of the executive’s target bonus; (ii) a prorated bonus for the year of termination; (iii) a certain number of months of continued health and dental coverage; (iv) a lump sum cash payment of what Novell would have paid as matching contributions under the Novell 401(k) plan for a certain number of months after the executive’s termination date; (v) a lump sum cash payment of what Novell would have paid as premiums under the executive’s split-dollar life insurance policy, if any, for a certain number of months after the executive’s termination date; (vi) payment of certain legal fees; (vii) outstanding restricted common stock, if any, and other equity rights, if any, will become fully vested; (viii) outstanding stock options, if any, will become fully vested; (ix) a lump sum payment equal to 20% of the executive’s base salary which may be used to cover the costs of outplacement assistance; and (x) if the payments provided to the executive exceed the amount that triggers the excise tax under section 4999 of the Tax Code by more than 10%, the payments will be grossed-up. The multipliers and total number of months for health and dental insurance coverage, 401(k) plan matching contributions and life insurance premiums for each Named Executive Officer will be as follows: Mr. Messman—three times and 36 months; Mr. Stone—two and one half times and 30 months; and Messrs. Ledbetter, Moore and Van Kemmel—two times and 24 months. Mr. Messman also has the right to terminate his employment for any reason during the 30-day period after the first anniversary of a change in control and receive these benefits. Additionally, all of the Severance Agreements will contain non-competition and non-solicitation provisions.

Director Compensation

The primary goal of our director compensation program is to support the achievement of Novell’s performance objectives and to attract and retain highly qualified directors. In light of the increased responsibilities and demands that we have placed on our directors, especially in light of the Sarbanes-Oxley Act, commencing in May 2003, compensation of Novell’s non-employee directors will be adjusted as follows:

•	the annual retainer for membership on the Board of Directors will be increased from $25,000 to $50,000;

•	the annual retainer for service as a committee chairperson will be increased from $2,500 to $5,000;

•	meeting fees for attendance at meetings of the Board of Directors will be increased from $1,200 to $1,500;

•	meeting fees for attendance at committee meetings of the Board of Directors will be increased from $1,000 to $1,500; and

•	stock option grants will be increased as described below.

Our non-employee directors will continue to be reimbursed for their expenses incurred in attending meetings of the Board of Directors and its Committees.

Non-employee directors may elect to have all or a portion of their annual board retainer deferred through the purchase of common stock equivalents (“CSE’s”) and designate what date in the future such CSE’s will be paid out in shares of Novell common stock.

Subject to the vesting provisions described below, commencing in May 2003, the annual board retainer payable to any non-employee director who elects to defer all or a portion of his annual board retainer shall be increased by an amount (such amount to be referred to as the “Match”) of up to 25% of such portion of the annual board retainer that is deferred through the purchase of CSE’s, provided that the Match shall be used solely to purchase additional CSE’s. The exact percentage of the Match shall be determined by the Compensation

Committee. For the upcoming year, the Compensation Committee has determined that the match will be 25%. The CSE’s purchased with Match funds shall be credited to a separate bookkeeping account from the CSE’s purchased with the base annual board retainer. In the event that any non-employee director ceases to serve as a member of Novell’s Board of Directors prior to the third anniversary of such director’s purchase of any CSE’s with any given Match, all CSE’s purchased with each such Match shall be forfeited and such director shall no longer have any rights with respect to such Match or such CSE’s.

Each non-employee director who joins the Board of Directors will be granted options to purchase an aggregate of 50,000 shares of common stock vesting 25% annually over four years, an increase of 20,000 options over our past practices. In addition, each non-employee director will receive an annual grant of an option to purchase an aggregate of 25,000 shares of common stock vesting 50% annually over two years, an increase of 10,000 options over our past practices. Options will be granted either automatically pursuant to Novell’s Stock Option Plan for Non-Employee Directors (the “Director Plan”) or by the Compensation Committee pursuant to Novell’s 2000 Stock Plan. All options are non-statutory options, have an exercise price equal to the fair market value of our common stock on the date of grant and have a term of ten years. Upon a change in control, options granted under the Director Plan become exercisable in full by a non-employee director if within one year of such change in control the non-employee director ceases for any reason to be a member of the Board of Directors. Upon retirement from the Board of Directors after the age 73, options granted under the Director Plan and the 2000 Stock Plan become fully vested and the director has one year in which to exercise. Under the 2000 Stock Plan, in the event of a change in control, the outstanding options may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the options will fully vest and become fully exercisable.

On April 17, 2002, the non-employee directors as of that date were each granted an option having an exercise price of $4.04 per share to purchase 15,000 shares of common stock under the Director Plan. Messrs. Corrado, Plaskett and Aiello were each granted an option to purchase 30,000 shares of common stock under the Director Plan on the dates of their initial appointment to the Board of Directors with an exercise price equal to the fair market value of Novell’s common stock on such dates. A total of 1,500,000 are reserved for issuance pursuant to the Director Plan, of which 645,000 shares of common stock remain available for issuance.

Novell has a Directors’ Charitable Award Program (the “Charitable Program”) for which all members of the Board of Directors are eligible, subject to vesting requirements. The Charitable Program is funded by life insurance policies purchased by Novell, which provide for a $1,000,000 death benefit to participating directors. Upon the death of a participating director, Novell will donate the proceeds of the $1,000,000 death benefit (paid in ten equal annual installments) to non-profit organizations recommended by the director. Individual directors derive no financial benefit from the Charitable Program since all available insurance proceeds and tax deductions accrue solely to Novell. The aggregate cost to Novell of the life insurance premiums paid during fiscal 2002 to fund the Charitable Program was $270,721. The Board of Directors has decided to terminate the Charitable Program with respect to all persons who become members of the Board of Directors after January 7, 2003, but will keep the program in place with respect to those persons who were directors on or prior to January 7, 2003.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Compensation Philosophy

Our philosophy for the total compensation and equity incentive package of the Chief Executive Officer and the members of the Worldwide Management Committee, who include the Named Executive Officers and all of our other executive officers (collectively, the “Executives”), is to promote the achievement of Novell’s performance objectives, ensure that Executives’ interests are aligned with the success of Novell, provide compensation opportunities that will attract, retain, and motivate superior executive personnel, and to compensate Executives in line with the practices of the high technology industry. Also, our philosophy is that the compensation and equity incentives of each Executive should be significantly influenced by the Executive’s performance. Accordingly, a significant percentage of the total compensation and equity incentive package of each Executive is contingent upon individual performance.

In general, our total compensation and equity incentive system includes salary, which is based on individual competencies and skills; bonus, which is based upon corporate results and individual performance; and stock options, which are awarded based on ability to create stockholder value.

Our compensation and equity incentive program for Executives is structured to be competitive within the high technology industry. Novell’s compensation department, working with independent outside consulting firms under the guidance of the Compensation Committee, has reviewed executive total compensation data from nationally recognized surveys of a group of comparable companies selected on the basis of similarity in revenue level, industry segment or employment market conditions to those of Novell. The comparator group includes information from a group of 35 companies, all of which we believe would be included in the industry index used in Novell’s performance graph if they were all traded on Nasdaq.

Executive Base Salaries

The base salaries for the Executives are targeted at competitive market levels for their respective positions, levels of responsibility and their knowledge and experience. In December 2002, the Compensation Committee reviewed the base salary of each of the Executives and compared the salaries to compensation survey data for the high technology industry. Based on the survey information presented to the Compensation Committee for review, base salary increases were approved for two Executives.

Executive Incentive Program

In early 2002, the Compensation Committee restructured the Executive Incentive Program to provide for annual bonuses rather than quarterly bonuses. At either their time of hire, or as a result of a promotion, each Executive is assigned a target bonus percentage of their base salary that is both internally equitable and externally aligned to bonus targets according to data from Novell’s comparator firms. The aggregate dollar amount of the target bonus payment that all Executives are eligible to receive is referred to as the “pool.” The actual funding of the pool may be adjusted up or down based on Novell’s achievement of revenue and operating profit targets and the board’s overall review. The specific bonus amounts to be paid to each executive are then determined by the Compensation Committee based on personal performance.

The revenue and operating profit targets for the 2002 fiscal year were approved by the Compensation Committee in early 2002. The Compensation Committee, with Mr. Messman, reviewed the performance of each of the Executives during fiscal 2002. Mr. Messman then presented bonus recommendations that the Compensation Committee approved.

Stock Option and Restricted Common Stock Grants

Grants under Novell’s stock plans are designed to further reinforce the link between executive performance and stockholder return, to provide additional incentives to Executives that are tied to growth of stock price over time and to encourage continued employment with Novell. Stock option grants are based upon industry survey data and individual performance. Restricted common stock grants historically have been granted based upon direct negotiations with the Executives at their time of hire. Going forward, it is our goal that restricted common stock grants will be also based upon industry survey data and individual performance. Stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of Novell’s stock on the date of grant. Restricted common stock grants, which allow Executives to purchase shares at a nominal cost, generally vest over a three-year period. In December 2002, the Committee approved stock option awards to all Executives to purchase shares of Novell’s common stock based upon executive performance and industry competitive long term incentive guidelines.

Total Compensation of Chief Executive Officer

In December 2002, the Compensation Committee reviewed Mr. Messman’s base salary in light of Mr. Messman’s responsibilities as Chief Executive Officer and President and compared this to survey data for the high technology industry. The Committee determined that Mr. Messman’s current base salary continued to be competitive. The Committee then performed an evaluation of Mr. Messman’s performance during fiscal 2002, taking into account Novell’s overall financial performance, Mr. Messman’s specific business achievements over the last year and progress that had been made with respect to certain company initiatives. Based on survey data for the technology industry and Mr. Messman’s performance during fiscal 2002, the Committee decided to award Mr. Messman an option to purchase 980,000 shares of Novell’s common stock. Pursuant to the Executive Incentive Program, based on its assessment of Mr. Messman’s performance, the Compensation Committee approved a bonus of $970,000 for fiscal 2002 for Mr. Messman.

Qualifying Compensation

The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Section 162(m) disallows a tax deduction for any publicly held corporation for certain executive officers’ compensation exceeding $1,000,000 per person in any taxable year unless it is “performance based” within the meaning of Section 162(m). Non-performance based compensation of some of those officers exceeded $1,000,000 in fiscal 2000, 2001 and 2002 and is expected to exceed $1,000,000 in 2003. Accordingly, a portion of the compensation to these individuals was not, and would not be, deductible by Novell. Our policy is, to the extent reasonable, to qualify its executive officers’ compensation for deductibility under Section 162(m) and other applicable tax laws. However, we believe that providing an appropriate level of cash compensation and maintaining flexibility in determining compensation are more important than preserving a tax deduction for amounts in excess of $1,000,000.

Respectfully submitted,

John W. Poduska, Sr., Chairperson

Richard L. Nolan

Thomas G. Plaskett (since December 1, 2002)

Carl J. Yankowski (until November 30, 2002)

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is composed of three directors. Each is independent as defined by the NASD’s listing standards for companies listed on Nasdaq and the Sarbanes-Oxley Act. We have recommended, and the Board of Directors has adopted, a written Audit Committee charter, which is attached hereto as Appendix A.

The Audit Committee has reviewed Novell’s audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that Novell’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee has discussed with Ernst & Young LLP, Novell’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). These discussions have included a review as to the quality, not just the acceptability, of Novell’s accounting principles.

Novell’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with the independent auditors the auditors’ independence from management and Novell. The Audit Committee has also considered the compatibility of non-audit services with the auditors’ independence.

Based on the Audit Committee’s discussion with management and the independent auditors, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Novell’s Annual Report on Form 10-K for the year ended October 31, 2002 filed with the Securities and Exchange Commission.

Respectfully submitted,

Fred Corrado, Chairperson (since December 1, 2002)

Albert Aiello (since January 22, 2003)

Richard L. Nolan

Elaine R. Bond (Chairperson until December 1, member until February 1, 2003)

Carl J. Yankowski (until February 1, 2003)

Reed E. Hundt (until February 22, 2002)

Joseph S. Tibbetts, Jr. (from December 1, 2002 until February 4, 2003)

PERFORMANCE GRAPH

The following graph compares the performance of Novell’s common stock with the performance of the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500 Index”) and an industry index over the past five fiscal years starting from November 1, 1997. The graphs assume that $100 was invested on November 1, 1997 in Novell’s common stock, the S&P 500 Index and the industry index, and that all dividends were reinvested.

Novell’s industry index is The Nasdaq Computer & Data Processing Services Index, which is composed of all Nasdaq companies with an SIC Code of 737. A list of the companies included in this index will be furnished by Novell to any stockholder upon written request of the Corporate Secretary.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG NOVELL, INC., THE S&P 500 INDEX

AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

Copyright ©2003, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

Company/Index Name	Base Period 1997	Indexed/Cumulative Returns Fiscal Year
		1998	1999	2000	2001	2002
Novell, Inc.	$100	176.30	237.78	106.67	41.96	28.80
S&P 500 Index	$100	121.99	153.31	162.64	122.14	103.69
Nasdaq Computer & Data Processing Services	$100	128.59	241.45	258.10	117.58	96.15

CERTAIN TRANSACTIONS

During 2002, Novell received consulting services from J.D. Robinson Incorporated. The consulting agreement between Novell and J.D. Robinson Incorporated with respect to the provision of those services provides for us to make payments of $200,000 per year to J.D. Robinson Incorporated for these services. Mr. Robinson, a member of our Board of Directors, is Chairman and Chief Executive Officer and the sole stockholder of J.D. Robinson Incorporated.

On December 21, 2001, Novell formed a venture capital fund, Novell Technology Capital Fund I, L.P. (the “Fund”), and related entities that include Novell Technology GPLP I, L.P. (“GPLP”), the general partner of the Fund. During the third quarter of fiscal 2002, Novell decided to dissolve the Fund largely due to the difficulty of raising funds in the current market conditions. Novell had committed to an aggregate investment of $15,000,000 in the Fund and in GPLP, from which it was released. Mr. Messman, Chairman of our Board of Directors and our Chief Executive Officer and President, had committed to an investment in the Fund as a limited partner, from which he was released. Mr. Linsalata, Novell’s Senior Vice President, Planning, had committed to an investment in the Fund as a limited partner, and to a limited partnership investment in GPLP, from which he was released. Additionally, Mr. Linsalata would have been entitled to a portion of the amounts allocable to GPLP by the Fund. No amounts were distributed by the Fund or GPLP.

Cambridge forwarded $94,886 in withholding taxes to federal and state tax authorities on December 31, 2000 in connection with vesting of restricted common stock in Cambridge owned by Mr. Messman. Through an oversight, these amounts were not withheld from Mr. Messman’s paycheck or otherwise paid by him even though information provided to him indicated the amounts had been withheld. Cambridge did not arrange with Mr. Messman for a repayment date or interest rate. When Novell acquired Cambridge in the summer of 2001, a receivable in this amount from Mr. Messman was transferred from Cambridge to Novell. Upon learning of this oversight, Mr. Messman repaid this amount and taxes on the imputed interest in January 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons who beneficially own more than 10% of our common stock to send reports of their ownership of shares of common stock and changes in ownership to us and the Securities and Exchange Commission. Based on our records, we believe that during fiscal 2002 all of such reporting persons complied with all Section 16(a) reporting requirements applicable to them, except that Dr. Poduska, a director, reported one Form 4 transaction late.

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

Securities and Exchange Commission rules and regulations generally require that proposals that stockholders desire to have included in a company’s proxy materials must be received by the corporate secretary of the company no later than 120 days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was first mailed to stockholders. Accordingly, proposals that stockholders desire to have included in Novell’s proxy materials for the 2004 Annual Meeting of Stockholders of Novell must be received by the Secretary of Novell at its principal office (1800 South Novell Place, Provo, UT 84606, Attention Corporate Secretary) no later than November 18, 2003 in order to be considered for possible inclusion in such proxy materials.

Novell’s bylaws contain an advance notice provision regarding stockholder proposals which provides that, to be timely, a stockholder’s notice of intention to bring business before a meeting must be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of Novell and received by the Secretary not later than 60 days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was first mailed to stockholders. Accordingly, advance notice must be received by the Secretary of Novell at Novell’s principal executive offices no later than January 17, 2004 in order to be timely. Any proposal received after that date will not be permitted to be raised at the meeting.

ADDITIONAL INFORMATION

Annual Report

Novell’s Annual Report to Stockholders for the fiscal year ended October 31, 2002, including the consolidated financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to Novell, is being mailed to stockholders of record as of the close of business on March 5, 2003, together with this Proxy Statement.

Annual Meeting Summary

Novell will provide a summary of the activities at the Annual Meeting to Stockholders, including the final vote on all proposals. The summary will be available on the Novell Investor Relations web site at www.novell.com/ir approximately one week after the Annual Meeting. Stockholders may also obtain a copy by calling (800) 317-3195.

OTHER MATTERS

Novell is not aware of any other business to be presented at the Annual Meeting. No stockholder advised Novell of the intent to present any business to the Annual Meeting prior to the December 30, 2002 deadline. Accordingly, no other stockholder business will be permitted to be raised at the Annual Meeting.

If matters other than those described herein should properly arise at the Annual Meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Joseph A. LaSala, Jr.

Senior Vice President,

General Counsel and Secretary

March 17, 2003

Waltham, Massachusetts

Appendix A

NOVELL, INC.

AUDIT COMMITTEE CHARTER

I.	Purpose

The Audit Committee (the “Committee”) of the Company is appointed by, and generally acts on behalf of, the Board of Directors (the “Board”) of Novell, Inc. (the “Company”). The Board has determined to establish the governing principles of the Committee through the adoption of this Charter. The Committee’s principal purposes shall be:

(i)	to assist the Board in its oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s Internal Controls (as defined in Section II.C.1.) and (iv) the performance of the Company’s internal audit function;

(ii)	to interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

(iii)	to prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement.

With respect to financial reporting, and compliance with laws and regulations, management is primarily responsible for the Company’s the reporting process and the system of Internal Controls. Management is responsible for the completeness and accuracy of the Company’s financial statements and the fair presentation of the financial condition, results of operations and cash flows of the Company. Management is also primarily responsible for assuring compliance with applicable laws and regulations and with the Company’s Code of Business Ethics. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles (“GAAP”). Consistent with the specific duties of the Committee listed below, it is the responsibility of the Committee, working in conjunction with management and the independent auditors, to oversee and monitor these policies and procedures in a manner that achieves their objectives.

II.	Responsibilities and Duties

A.	Financial Reporting

1.	General

The Committee shall review and discuss with management and the independent auditor, as appropriate, the following:

(i)	the Company’s policies and procedures regarding disclosures that may impact the financial statements;

(ii)	significant financial reporting issues and judgments;

(iii)	the adequacy of the Company’s Internal Controls and any actions taken to address reportable or material control deficiencies;

(iv)	financial statement presentation;

(v)	any regulatory and accounting initiatives;

(vi)	all alternative treatments of the Company’s financial information, including the use of “pro forma” or “adjusted” non-GAAP information, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor;

(vii)	any reports prepared by the independent auditors and provided to the Committee relating to significant financial reporting issues and judgments including, among other things, the Company’s selection, application and disclosure of critical accounting principles and practices, all alternative assumptions, estimates or methods used by the independent auditors and the effects, if any, such treatments have on the Company’s financial statements and the treatment preferred by the independent auditors;

(viii)	all “special-purpose” entities, off-balance sheet structures and all complex financing transactions;

(ix)	any disagreements that may have occurred between the independent auditor and management relating to the Company’s financial statements or disclosures;

(x)	any communications between the independent auditor’s team assigned to the Company’s audit and the independent auditor’s national office, and all other material written communications between the independent auditor, management and the internal auditor, including any “management” or “internal control” letters issued, or proposed to be issued, by the independent auditor to the Company;

(xi)	any correspondence with regulators or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements; and

(xii)	any other matters required to be discussed by applicable auditing standards, laws or regulations.

2.	Preparation and Release of Financial Information

a.	For annual information, the Committee shall review and obtain an understanding of the scope and timing of the annual audit as well as the results of the audit work performed by the independent auditors. For quarterly information, the Committee shall obtain an understanding of the extent to which the independent auditors review quarterly financial information.

b.	The Committee shall meet with the Company’s general counsel, and outside counsel when appropriate, to discuss legal matters that may have a significant impact on the Company’s financial information.

c.	The Committee shall review earnings press releases prior to their release, as well as the types of financial information and earnings guidance provided to analysts and ratings agencies.

d.	The Committee shall review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s Forms 10-Q, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other financial disclosures prior to their release to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented.

e.	The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

f.	The Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

3.	Audit Committee Report

a.	The Committee shall prepare annually a report in accordance with the applicable rules and regulations of the SEC for inclusion in the Company’s proxy statement.

B.	Monitoring Compliance with Laws

The Committee shall meet periodically with the senior members of the internal audit department, the general counsel’s office and, where appropriate, the independent auditors, to review the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Ethics. Specifically, the Committee shall, among other actions as it deems appropriate, perform the following:

(i)	oversee and update the Code of Ethics for Senior Financial Officers;

(ii)	oversee the implementation of the Company’s Code of Business Ethics and the Code of Ethics for Senior Financial Officers;

(iii)	review significant cases of conflict of interest, misconduct, or fraud under COBE and the Code of Ethics for Senior Financial Officers and the resolution of such cases;

(iv)	review the Company’s policies and processes for compliance with U.S. and foreign country export controls, laws and regulations; and

(v)	review the Company’s policies and processes for compliance with the Foreign Corrupt Practices Act.

C.	Oversight of Disclosure Controls and Procedures and Internal Controls and Procedures

1.	The Committee shall oversee the Company’s disclosure controls and procedures and internal controls and procedures for financial reporting (as defined by the SEC), as well as internal controls generally (collectively, “Internal Controls”). The Committee will review with the independent auditors, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the internal controls of the Company. This review should elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed internal controls are desirable.

2.	The Committee shall evaluate whether management is setting the appropriate tone at the top by communicating the importance of strong internal controls.

3.	The Committee shall evaluate the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

D.	Oversight of Internal Audit

1.	The Committee shall oversee the activities, organizational structure and qualifications of the internal audit department. The internal audit department shall report functionally to the Committee and administratively to the Company’s Chief Financial Officer.

2.	A representative from the internal audit department shall attend Committee meetings and report, at least semi-annually, to the Committee on audit results for the period and the status of the audit schedule. Reports may be made at more frequent intervals if deemed necessary by the Committee or as may be requested by the internal audit department.

3.	The Committee shall review and approve the annual internal audit plan, objectives, schedules and any special projects undertaken by the internal audit department.

4.	The Committee shall discuss with the internal audit department any changes to, and the implementation of, the internal audit plan and any special projects and discuss with the internal audit department the results of the internal audits and special projects.

5.	The Committee shall review any significant reports to management prepared by the internal audit department, management’s responses and the status of any recommended corrective action. Particular emphasis will be given by the Committee to significant control deficiencies and actions taken by management to correct them.

6.	The Committee shall discuss with the internal audit department any audit problems or difficulties, including any restrictions on the scope of the internal audit department’s activities or on access to requested information, and management’s response to same and any other matters required to be brought to its attention.

7.	The Committee may request, either directly, through the Chief Financial Officer or the corporate controller, that the internal audit department perform special studies, investigations, or other services in matters of interest or concern to the Committee.

8.	The Committee shall review the effectiveness of the internal audit function.

9.	The Committee shall periodically review the charter of the internal audit department to ensure that it provides for the independence, objectivity and authority of the internal audit function, and make recommendations thereto. The Committee shall ensure that the members of the internal audit department shall have unrestricted access to all of the Company’s records, reports, personnel, and physical properties as may determined by the members of the internal audit department to be relevant to the performance of their audits.

10.	The Committee shall review and approve the appointment and replacement of the senior member of the Company’s internal audit department.

E.	Oversee Relationship with Independent Auditors

1.	Appointment and Authorization of Services

a.	The Committee shall have the sole authority to retain, set compensation and retention terms for, terminate and oversee the activities of the Company’s independent auditors.

b.	The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

c.	The Committee shall review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Committee member who pre-approves a non-audit service shall report the pre-approval to the full Committee at its next scheduled meeting. The Committee shall periodically notify the Board of their approvals.

d.	Prior to the audit, the Committee shall meet with the independent auditors to discuss the planning and staffing of the audit.

2.	Oversight of Independence and Qualifications of Independent Auditors

a.

In order to assess the independence of the Independent Auditor, the Committee shall, at least annually, obtain and review a report by the independent auditors describing all relationships between the firm and the Company and all professional services provided to the Company. The Committee shall review with the independent auditors the nature and scope of all disclosed relationships or professional services and take, or recommend that the Board take, appropriate action to ensure the continuing independence of the auditors.

b.	The Committee shall, at least annually, obtain and review a report by the independent auditors describing: (a) the auditing firm’s internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues.

c.	After reviewing the reports from the independent auditors and the independent auditors’ work throughout the audit period, the Committee will conduct an annual evaluation of the independent auditors’ performance and independence, including whether the independent auditors’ quality controls are adequate. In making its evaluation, the Committee shall take into account the opinions of management and the senior member of the Company’s internal audit department. The Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board.

d.	The Committee shall ensure compliance by the independent auditor of all other independence requirements that the independent auditor may be subject to.

3.	Other Oversight Responsibilities

a.	The Committee shall discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the auditor’s activities or on access to requested information, and management’s response to same and any other matters required to be brought to its attention under auditing standards.

b.	The Committee shall set clear policies for the hiring by the Company of employees or former employees of the independent auditors so as to preserve the independence of the independent auditors.

III.	Other Powers and Responsibilities

A.	Evaluations

With the assistance of the Corporate Governance Committee, the Committee shall annually review and assess its own performance and the performance of each Committee member and report to the Board the results of its evaluation. In conducting this review, the Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

B.	Investigations; Retention of Professional Advisors

1.	The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The President, the Chief Financial Officer or the Corporate Secretary of the Company shall provide or arrange to provide such other information, data and services as the Committee may request. The Committee shall conduct such interviews or discussions as it deems appropriate with personnel of the Company, and/or others whose views would be considered helpful to the Committee.

2.

The Committee shall have the authority to obtain advice, counsel and assistance from internal and external legal, accounting and other advisors for any reason, including but not limited to in connection with any special investigations deemed necessary by the Committee. The Company shall provide appropriate funding for the Committee to retain such advisors without requiring the Committee to seek Board approval.

C.	Risk Management

The Committee shall discuss periodically with management the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures. The Committee also shall review the Company’s existing processes and policies with respect to risk assessment and risk management.

D.	Related-party Transactions

The Committee shall review and approve all transactions between the Company (and its subsidiaries) and its directors and executive officers.

E.	Whistleblowing Procedures

The Committee shall establish procedures (i) for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, (ii) to ensure that such complaints are treated confidentially and anonymously, and (iii) for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

F.	Disputes with Management

The Committee shall resolve any significant disagreements between the independent auditors and management, and between the internal audit department and management.

G.	Revision of Charter

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

H.	Reports

1.	The Committee shall make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality and integrity of the Company’s public reporting, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the Company’s internal audit department and the effectiveness of the Company’s internal controls.

2.	The Committee shall make an annual presentation to the Board within three months after the receipt of the independent auditor’s opinion on the Company’s financial statements. The presentation shall provide an overview of the Committee’s activities, findings of importance, conclusions, recommendations, and items that require follow-up or action by the Board.

I.	Miscellaneous

The Committee shall perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

IV.	Membership and Organization of Committee

A.	Size of Committee

The Committee shall consist of at least three directors.

B.	Member Qualifications

1.	Each of the members of the Committee shall meet the independence and experience requirements of the NASD and applicable federal securities laws, including the rules and regulations of the SEC. In addition, each of the members of the Audit Committee must also satisfy the following additional requirements to be independent:

a.	no Committee member shall accept any consulting, advisory, or other fees from the Company, except for fees for services as a director and member of the Committee and any other Board committee;

b.	no family member of the Committee member shall currently be, or have been within the past three years, employed as an executive officer of the Company or any of its affiliates;

c.	no Committee member shall be an executive officer of any entity, including a non-profit entity, that has received payments from the Company in excess of $200,000 or 5% of the entity’s gross revenues; and

d.	no Committee member or immediate family member of such Committee member may be an affiliated person of the Company or any of its subsidiaries, which means that he or she does not, directly or indirectly as a partner, controlling shareholder or officer of another company, own or control more than 5% of the Company’s Common Stock.

2.	Each of the members of the Committee must be able to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement at the time of his or her appointment to the Committee. At least one member shall be a financial expert with the education and past employment experience necessary for compliance with the audit committee composition requirements of the NASD. To the extent possible, at least one member shall be a “financial expert” as that term is defined by the SEC.

3.	Generally, no member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

C.	Appointment

The members of the Committee shall be appointed by the Board upon the recommendation of the Corporate Governance Committee. The Corporate Governance Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson. If the Chairperson is absent from a meeting, another member of the Committee may act as Chairperson.

D.	Term

Members of the Committee will be appointed for one-year terms and shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed. The Board may fill vacancies on the Committee and remove a member of the Committee at any time with or without cause. No member of the Committee shall be removed except by majority vote of the independent directors of the Board then in office.

V.	Conduct of Meetings

A.	Frequency

The Committee shall meet when, where and as often as it may deem necessary and appropriate in its judgment, but in no event less than five (5) times per year, either in person or telephonically. A majority of the members of the Committee shall constitute a quorum. The Chairman of the Board or any Committee member shall have the right to call a special meeting of the Committee.

B.	Non-Committee Member Attendees

1.	The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

2.	The Committee shall meet with the independent auditors, the senior member of the Company’s internal audit department, and management in separate meetings as often as it deems necessary and appropriate in its judgment.

C.	Conduct of Meetings

The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

D.	Minutes

A member of the Committee or the Corporate Secretary shall keep written minutes of Committee meetings, which minutes shall be maintained with the books and records of the Company.

E.	Delegation of Authority

The Committee may delegate authority to one or more members of the Committee when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation or listing standard to be exercised by the Committee as a whole.

Appendix B

NOVELL, INC.

COMPENSATION COMMITTEE CHARTER

I.	Purpose

The Compensation Committee (the “Committee”) of the Company is appointed by, and generally acts on behalf of, the Board of Directors (the “Board”) of Novell, Inc. (the “Company”). The Board has determined to establish the governing principles of the Committee through the adoption of this Charter. The Committee’s principal purposes shall be:

(i)	to review, consider, suggest and approve compensatory plans and pay levels for the Chief Executive Officer (“CEO”) and the members of the Company’s Worldwide Management Committee (together with the CEO, the “Executives”);

(ii)	to recommend the annual retainer and meeting attendance fees for all non-employee directors of the Company (the “Directors”) for service on the Board and its committees to the Corporate Governance Committee;

(iii)	to review and administer (in conjunction with management) the employee long- and short-term compensation plans, employee performance-based incentive plans (which are cash and equity based) and other employee benefit plans in alignment with the Company’s business strategy and in a manner that reflects, in general, programs and practices within the high technology industry; and

(iv)	to issue annually a report on executive compensation in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s proxy statement.

II.	Responsibilities and Duties

The Committee has the following responsibilities:

(i)	to periodically review, consider and approve the philosophy for compensation of its Directors, Executives and employees.

(ii)	to provide oversight with regard to the development and ongoing refinement of the Company’s compensation philosophies on behalf of any compensation or benefit plan maintained by the Company.

(iii)	to periodically review, consider and recommend to the Corporate Governance Committee the total compensation program for all non-employee directors of the Company for service on the Board and its committees. Overall compensation shall include a cash annual retainer, cash meeting fees, stock compensation and additional consideration as determined by the Committee. Total compensation is to be based on market data from the high technology industry, provided by an independent consultant retained by the Committee for such purpose.

(iv)	to periodically review, consider and approve the total compensation program for Executives to ensure that the elements of that program support the Company’s philosophy for the compensation of Executives and relate back to the Company’s strategy, as established by the Board. The compensation program may be composed of a mix of base salary, short and long-term incentives, deferred compensation programs, equity awards and executive benefits. The Committee shall also review, consider, suggest and approve individual compensation packages for each of the Executives.

(v)	to consider, in evaluating Executive compensation, both the Company’s and the Executive’s performance, compensation paid to similar executive officers of other companies within the high technology industry and past awards to the Executive.

(vi)	to establish and administer objective performance goals under which performance-based compensation may be paid to the CEO and the Named Executive Officers (as that term is defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended) of the Company and to certify that such performance goals are attained prior to the payment of any performance-based compensation that is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

(vii)	to periodically review, consider and approve the total compensation program for employees to ensure that the elements of that program support the Company’s philosophy for the compensation of employees and relate back to the Company’s strategy, as established by the Board. The compensation program may be composed of a mix of base salary, short and long-term incentives, deferred compensation programs, equity awards and benefits.

(viii)	to interpret, administer and make awards to Executives and employees under the Company’s employee stock option and stock purchase plans (the “Stock Plans”) and other benefit plans, including determining eligibility, the number and type of options available for grant and the terms of such grants, and to review and approve management’s recommendations. With respect to employee compensation only, the Committee may delegate this responsibility to one or more sub-committees as it determines to be appropriate.

(ix)	to subject itself to oversight by the Board and fully cooperate with any audit of the Committee or any other request for information by the Board, the CEO or the Company’s internal and outside auditors, including to open its books and records in connection with the Board’s oversight, any audit of the Committee or any such request for information.

(x)	to prepare annually a report to the Board regarding the compensation of the CEO and the Named Executive Officers of the Company in accordance with the applicable rules and regulations of the SEC stating the criteria by which the CEO and the Named Executives receive compensation and for inclusion in the Company’s proxy statement.

(xi)	to monitor compliance with Sections 304 and 402 of the Sarbanes-Oxley Act of 2002, relating, respectively to forfeiture of certain bonuses and profits by the CEO and Chief Financial Officer and to the prohibition on personal loans by the Company to the directors and officers of the Company.

(xii)	to periodically review with the Corporate Governance Committee, the CEO and other members of management, matters relating to management succession and executive development, including, but not limited to compensation. Review, consider and approve special employment arrangements and agreements for executive officers and potential hires that would become executive officers.

(xiii)	to oversee the Company’s global employee benefit programs and advise on which changes should be approved by the stockholders or the Board, where applicable.

(xiv)	to periodically advise and consult with the Company’s Executives regarding managerial personnel matters.

III.	Other Powers and Responsibilities

A.	Evaluations

With the assistance of the Corporate Governance Committee, the Committee shall annually review and assess its own performance and the performance of each Committee member and report to the Board the results of its evaluation. In conducting this review, the Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

B.	Reports

The Committee shall make regular reports to the Board, providing an overview of its activities, summarizing Committee actions and commenting on the fulfillment of the Committee’s duties under this Charter. The Committee shall also present resolutions to the Board that the Committee has recommended be adopted at the Board level.

C.	Retention of Professional Advisors

The Committee shall have the authority to retain consultants and other third-party advisors of its selection to provide it with advice and counsel about the Company’s compensation and benefit programs. The Company shall provide appropriate funding for the Committee to retain such advisors without requiring the Committee to seek Board approval.

D.	Revision of Charter

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

E.	Miscellaneous

The Committee shall perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

IV.	Membership and Organization of Committee

A.	Size of Committee

The Committee shall consist of at least three directors.

B.	Member Qualifications

All members of the Committee shall meet the definitions of: “independent director” under the Rules of the Nasdaq Stock Market, Inc.; “outside director” under Treasury Regulation 1.162 (e)(3), for purposes of Internal Revenue Code Section 162(m); and “non-employee director” under Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

C.	Appointment

The members of the Committee shall be appointed by the Board upon the recommendation of the Corporate Governance Committee. The Corporate Governance Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson. If the Chairperson is absent from a meeting, another member of the Committee may act as Chairperson.

D.	Term

Members of the Committee will be appointed for one-year terms and shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed. The Board may fill vacancies on the Committee and remove a member of the Committee at any time with or without cause. No member of the Committee shall be removed except by majority vote of the independent directors of the Board then in office.

V.	Conduct of Meetings

A.	Frequency

The Committee shall meet when, where and as often as it may deem necessary and appropriate in its judgment, but in no event less than five (5) times per year, either in person or telephonically. A majority of the members of the Committee shall constitute a quorum. The Chairman of the Board, the Chairman of the Committee, the Company’s Chief Executive Officer or the Company’s Senior Vice President, People shall have the right to call a special meeting of the Committee.

B.	Non-Committee Member Attendees

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

C.	Conduct of Meetings

The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

D.	Minutes

A member of the Committee or the Corporate Secretary shall keep written minutes of Committee meetings, which minutes shall be maintained with the books and records of the Company.

E.	Delegation of Authority

The Committee may delegate authority to one or more members of the Committee when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation or listing standard to be exercised by the Committee as a whole.

Appendix C

NOVELL, INC.

CORPORATE GOVERNANCE COMMITTEE CHARTER

I.	Purpose

The Corporate Governance Committee (the “Committee”) of the Company is appointed by, and generally acts on behalf of, the Board of Directors (the “Board”) of Novell, Inc. (the “Company”). The Board has determined to establish the governing principles of the Committee through the adoption of this Charter. The Committee’s principal purposes shall be:

(i)	to establish criteria for the selection of directors and to recommend to the Board the nominees for director in connection with the Company’s annual meeting of stockholders;

(ii)	to take a leadership role in shaping the Company’s corporate governance policies and to develop and recommend to the Board the Company’s Statement on Corporate Governance; and

(iii)	to develop and coordinate annual evaluations of the Board, its committees and its members.

II.	Responsibilities and Duties

A.	Nomination of Directors

The Committee has the following responsibilities:

(i)	to consider and make recommendations to the Board concerning the appropriate size and overall characteristics of the Board, including desired competencies, skills and attributes and the desired ratio of independent and non-independent directors;

(ii)	to establish criteria for persons to be nominated for election to the Board and its committees, taking into account the composition of the Board as a whole. At a minimum, the criteria should include (i) a candidate’s qualification as “independent” under the various standards applicable to the Board and each of its committees; (ii) depth and breadth of experience within the Company’s industry and otherwise; (iii) outside time commitments; (iv) special areas of expertise; (v) accounting and finance knowledge; (vi) business judgment; (vii) leadership ability; (viii) knowledge of international markets; (ix) experience in developing and assessing business strategies; (x) corporate governance expertise; (xi) risk management skills; and (xii) for incumbent members of the Board, the past performance of the incumbent director. All nominations for membership on the Board shall be zero-based; i.e. the re-nomination of incumbent directors shall also take all criteria into account, and not merely the analysis of past performance;

(iii)	to conduct searches for prospective directors based on the foregoing criteria, review candidates recommended by stockholders, and evaluate and recommend candidates for election to the Board by the stockholders or to fill vacancies. In making its recommendation, the Committee shall be sensitive to outstanding talent among minority groups and women, and shall give consideration to the staffing needs of each of the committees of the Board;

(iv)	to review on an annual basis and recommend to the Board one member of the Board to serve as Chairperson (who also may be the Chief Executive Officer);

(v)	to establish policies for reviewing the continued appropriateness of Board membership when an individual director changes the position he or she held when elected or appointed to the Board;

(vi)	evaluate and make recommendations to the Board concerning the appointment of directors to Board committees and the selection of committee chairs; recommendations shall consider suggestions from the Chairperson of the Board, desired characteristics of committee members, specific legal and regulatory requirements, whether there should be a policy of periodic rotation of directors among the committees, the number of boards and other committees on which the directors serve, and whether there should be any limitations on the number of consecutive years a director should serve on any one committee; and

(vii)	to periodically review the independence of each director.

B.	Corporate Governance Oversight

The Committee has the following responsibilities:

(i)	to periodically review and assess the adequacy of the Company’s corporate governance principles and recommend any changes to the Board for its approval and adoption;

(ii)	to evaluate and recommend to the Board the responsibilities of the Board committees, including the structure, operations and the authority to delegate to subcommittees;

(iii)	to assist the Board in its allocation of workload among the various committees of the Board;

(iv)	to review and reassess the adequacy of the charters of the various committees of the Board periodically and recommend any proposed changes to the Board for its approval;

(v)	to assist the Board with development of responsibilities of directors, including basic duties and responsibilities with respect to attendance at board meetings and advance review of meeting materials;

(vi)	to periodically review, consider and recommend to the Board the total compensation program for all non-employee directors of the Company for service on the Board and its committees;

(vii)	to oversee the review and update, when appropriate, of the Company’s Code of Business Ethics;

(viii)	to review any conflicts of interest or other issues that may arise under the Company’s Code of Business Ethics involving the Company’s officers or members of the Board;

(ix)	to approve all service by senior executive officers on outside boards of directors; and

(x)	to review and recommend adoption of all director and officer insurance policy requirements.

C.	Board Evaluation and Development

The Committee has the following responsibilities:

(i)	to develop and coordinate an annual evaluation of the full Board, the various Board committees and individual Board members, which evaluations shall be reported to the whole Board;

(ii)	to establish and maintain an orientation program for new directors; and

(iii)	to develop, or make available, a continuing education program conducted either internally or externally for all directors.

III.	Other Powers and Responsibilities

A.	Evaluations

The Committee shall annually review and assess its own performance and the performance of each Committee member and report to the Board the results of its evaluation. In conducting this review, the Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

B.	Reports

The Committee shall make regular reports to the Board, providing an overview of its activities, summarizing Committee actions and commenting on the fulfillment of the Committee’s duties under this Charter. The Committee shall also present resolutions to the Board that the Committee has recommended be adopted at the Board level.

C.	Retention of Professional Advisors

The Committee shall have the authority to retain consultants and other third-party advisors of its selection as it deems necessary to provide it with advice and counsel, including a search firm to fulfill its responsibilities of identifying candidates for Board membership. The Company shall provide appropriate funding for the Committee to retain such advisors without requiring the Committee to seek Board approval.

D.	Revision of Charter

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

E.	Miscellaneous

The Committee shall perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

IV.	Membership and Organization of Committee

A.	Size of Committee

The Committee shall consist of at least three directors.

B.	Member Qualifications

The members of the Committee shall meet the independence and experience requirements of the NASD, as such requirements change from time to time.

C.	Appointment

The members of the Committee shall be appointed by the Board. The Board shall designate one member of the Committee to serve as Chairperson. If the Chairperson is absent from a meeting, another member of the Committee may act as Chairperson.

D.	Term

Members of the Committee will be appointed for one-year terms and shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed. The Board may fill vacancies on the Committee and remove a member of the Committee at any time with or without cause. No member of the Committee shall be removed except by majority vote of the independent directors of the Board then in office.

V.	Conduct of Meetings

A.	Frequency

The Committee shall meet when, where and as often as it may deem necessary and appropriate in its judgment, but in no event less than three (3) times per year, either in person or telephonically. A majority of the members of the Committee shall constitute a quorum. The Chairman of the Board, the Chairman of the Committee, or the Company’s Chief Executive Officer shall have the right to call a special meeting of the Committee.

B.	Non-Committee Member Attendees

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

C.	Conduct of Meetings

The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

D.	Minutes

A member of the Committee or the Corporate Secretary shall keep written minutes of Committee meetings, which minutes shall be maintained with the books and records of the Company.

E.	Delegation of Authority

The Committee may delegate authority to one or more members of the Committee when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation or listing standard to be exercised by the Committee as a whole.

Appendix D

NOVELL, INC.

STATEMENT ON CORPORATE GOVERNANCE

The business of Novell, Inc. (the “Company”) is conducted by its employees, managers and officers, under the direction of the chief executive officer (the “CEO”) and the oversight of the Company’s Board of Directors (the ”Board”), to enhance the long-term economic value of the Company for its stockholders. The Board is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. The Board and management recognize that the long-term interests of stockholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties including employees, recruits, customers, suppliers, Novell communities, government officials and the public at large.

I.	Board Duties and Responsibilities

A.	Oversight

To accomplish its mission to assure that the long-term interests of the stockholders are being served, the Board must:

1.	ensure that the Company operates in a legal, ethical, and socially responsible manner;

2.	select, evaluate, and offer substantive advice and counsel to the CEO and work with the CEO to develop effective measurement systems that will evaluate and determine the Company’s degree of success in creating long-term economic value for its stockholders;

3.	review, approve, and monitor fundamental financial and business strategies and major corporate actions;

4.	oversee the Company’s capital structure and financial policies and practices;

5.	assess major risks facing the Company and reviewing options for their mitigation; and

6.	provide counsel and oversight on the selection, evaluation, development and compensation of senior management and provide critical and candid feedback on its successes and failures.

B.	Corporate Governance

The Board will review and, if it deems appropriate, approve changes to this statement on corporate governance that have been recommended to the Board by the Corporate Governance Committee.

C.	Committee Charters

The Board will review and, if it deems appropriate, approve changes to the Company’s Audit, Compensation and Corporate Governance Committee charters that have been recommended to the Board by such committees. The chairpersons of the various committees shall consult with the Corporate Governance Committee in coordinating the work assignments of the various committees.

D.	Evaluation and Education

The Board shall oversee the Corporate Governance Committee’s initiatives for the evaluation and education of the full Board, the committees of the Board and individual Board members.

E.	Company Visitation

Non-employee directors are encouraged to visit the Company and its subsidiaries at least once each year to familiarize himself/herself with the business of the Company and its subsidiaries. These visits should be pre-arranged with the CEO, and directors are requested to report to the full Board at the next Board meeting after any such visit.

F.	Assessing CEO Performance

The Board believes that the CEO’s performance should be evaluated annually. Although the Board has delegated to the Compensation Committee the responsibility to evaluate the CEO’s performance in the course of approving the CEO’s salary, bonus, and long-term incentives such as stock and stock option awards, the independent members of the Board shall also evaluate the CEO’s performance. The Compensation Committee is responsible for setting annual and long-term performance goals for the CEO and for evaluating his or her performance against such goals. The following areas shall be reviewed at least annually by the Committee and the Board: (i) the creation of a Company vision and strategy; (ii) the execution of the vision and strategy; (iii) the development of sound long term and annual business plans in support of the approved strategy; (iv) maintenance of consistent values and exemplary conduct; and (v) the development, retention and motivation of an effective executive management team and succession plans for the executive management team. The annual assessment of the performance of the CEO will be discussed with the CEO in a manner to be determined by the chairpersons of the Compensation Committee and the Corporate Governance Committee.

G.	Succession Planning

The Board shall oversee the Corporate Governance Committee’s initiatives for succession planning.

H.	Business Conduct and Ethics

The Board believes that, in order to maintain the highest ethical, legal and socially responsible conduct, the Company should maintain appropriate codes of business conduct and ethics regarding: (i) conflicts of interest; (ii) corporate opportunities; (iii) confidentiality; (iv) fair dealing; (v) protection and proper use of Company assets; (vi) compliance with laws, rules and regulations; and (vii) such other matters as the Board deems appropriate. Such codes also will include standards of conduct reasonably applicable to designated persons, including the CEO and the senior financial officers, designed to promote: (i) honest and ethical conduct; (ii) full, fair, accurate, timely and understandable disclosure in the periodic reports, proxy statements and other documents that the Company is required to file under the Securities Exchange Act of 1934, as amended; and (iii) compliance with applicable governmental rules and regulations. The Board has delegated the responsibility for establishing and overseeing these codes of business conduct and ethics to the Audit Committee and the Corporate Governance Committee.

II.	Corporate Organization

A.	Board of Directors

The Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the appropriate size of the Board. The Board shall periodically review its size to consider the size that is appropriate for its effective operation. In general, the Board believes that its appropriate size is nine to twelve members, recognizing that retirements, resignations and recruiting delays may result, periodically, in the Board consisting, for some transitional period, of a slightly greater or lesser number of directors than the Board may have targeted.

B.	Management

After considering the recommendations of the CEO, the Board will appoint the members of the executive management of the Company.

III.	Membership on Board of Directors

A.	Mix of Directors; “Independent” Directors

A substantial majority of the Board will be independent in accordance with the requirements of the NASD. The Board’s current goal is to have at least 70% of its members be independent. Moreover, no director will be independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has established the following objective independence guidelines to assist it in determining director independence:

1.	A director will not be deemed independent if, within the previous five years: (i) the director was employed by the Company; (ii) someone in the director’s immediate family was employed by the Company as an officer; (iii) the director was employed by or affiliated with the Company’s present or former independent auditors; (iv) someone in the director’s immediate family was employed or affiliated with the Company’s present or former independent auditors as an officer, partner, principal or manager; and (v) the director or someone in her/his immediate family was employed as an executive with another entity that concurrently has or had as a member of its compensation (or equivalent) committee of the board of directors any of the Company’s executive officers.

2.	The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) the director or any of his or her immediate family members accept payment (including political contributions and payments pursuant to personal services or consulting contracts) directly or indirectly from the Company, an affiliate of the Company, the Chairperson, CEO or other executive officer, other than for service as a member of the Board or a committee of the Board, of less than $60,000 during the current year; and (ii) the director is a partner in, or an executive officer or a stockholder owning less than 10% of, any for profit or not for profit organization to which the Company made or from which the Company receives payments (other than those arising solely from investments in the Company’s securities) that are less than 5% of the Company’s or the organization’s consolidated gross revenues or $200,000, whichever is greater, in the current year or in any of the past three years.

3.	For relationships not covered by the objective independence guidelines in paragraph 2 above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who clearly satisfy the objective independence guidelines set forth in paragraphs 1 and 2 above.

B.	Board Membership Criteria

The Corporate Governance Committee is responsible for considering, reviewing with and making recommendations to the Board concerning the characteristics of the Board, including desired competencies, skills and attributes, for establishing criteria for persons to be nominated for election to the Board and its committees and for filling vacancies. Criteria to be considered include at a minimum the following: (i) a candidate’s qualification as “independent” under the various standards applicable to the Board and each of its committees; (ii) depth and breadth of experience within the Company’s industry and otherwise; (iii) outside time commitments; (iv) special areas of expertise; (v) accounting and finance knowledge; (vi) business judgment; (vii) leadership ability; (viii) knowledge of international markets; (ix) experience in developing and assessing business strategies; (x) corporate governance expertise; (xi) risk management skills; and (xii) for incumbent members of the Board, the past performance of the incumbent director. In making its recommendations, the Committee shall be sensitive to outstanding talent among minority groups and women, and shall give consideration to the staffing needs of each of the committees of the Board.

C.	Chairperson of the Board

The Board’s policy is that the positions of Chairperson and CEO of the Company should be held by the same person, except in unusual circumstances such as transition in leadership.

D.	Leadership

The Board notes that all directors are elected by the stockholders and, therefore, have an equal voice. The Chairperson, the CEO, or the Board as a whole may call upon any one or more directors to provide leadership in a given situation. The Board understands that leadership in certain subject areas falls to the committee chairpersons responsible for the subject matter giving rise to the need, and that the chairpersons function as the committee liaisons to the Chairperson and the rest of the Board. In circumstances in which the independent directors meet without the Chairperson, one of the independent directors, who shall be chosen on an alphabetical basis and who shall serve for a one year term, shall: (i) coordinate the activities of the independent directors; (ii) provide input with respect to agenda items; and (iii) consult, as appropriate, with the other chairpersons of the Board committees in order to avoid diluting the authority or responsibility of such committee chairpersons.

E.	Term Limits

The Board does not believe that it should establish term limits for service on the Board. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they have the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations, and therefore provide an increasing contribution to the Board as a whole.

F.	Retirement

No person will be nominated by the Board to serve as a director after he or she has passed his or her 73rd birthday, unless the Corporate Governance Committee has waived the mandatory retirement age of such person as a director.

G.	Resignation

Non-management directors who change their primary job responsibilities held at the time of their election to the Board will offer a letter of resignation for Board consideration. The Board will, in its sole discretion, determine whether such change in responsibilities will impair the director’s ability to effectively serve on the Board, and may decide not to accept such resignation where it has determined the ability of the director to serve is not impaired. Management directors will offer to resign from the Board upon their resignation, removal, or retirement as an officer of the Company. The Board will, in its sole discretion, determine whether to accept such resignation, provided that such director shall only continue to serve as a director after his resignation, removal or retirement for a transition period of up to one year after the date that he or she ceases to be an executive officer.

H.	Additional Directorships

The Corporate Governance Committee and the Board will take into account the nature of and the time involved in a director’s service on other boards in evaluating the suitability of individual director candidates and making its recommendations to its stockholders. Every director must seek the consent of the Corporate Governance Committee and the Chairperson to confirm the absence of any actual or potential conflict prior to accepting any invitation to serve on the board of directors of another corporation or entity, including a not-for-profit entity or any government or advisory group.

IV.	Board Meetings and Procedures

A.	Number of Meetings; Attendance and Preparation

The Board holds a minimum of five regularly scheduled meetings per year. Directors are expected to attend all regularly scheduled meetings and to have, prior to the meetings, reviewed all written meeting materials distributed to them in advance. Directors are expected to be physically present at all regularly-scheduled meetings, and a director who is unable to attend a meeting is expected to notify the Chairperson in advance of such meeting. Attendance in person is always preferred. However, conference telephone, videoconference, or similar communication equipment attendance at a meeting is acceptable.

B.	Distribution of Materials

The agenda for each meeting of the Board will be prepared by the Chairperson of the Board following consultation with other members of executive management and provided to directors along with “Board Books” containing supporting materials in a timely manner in advance of any meeting. Each director is required to review these materials in advance of the meeting. Any director may request, without restriction, the addition of specific agenda items. Such requests will be discussed in a timely manner with the Chairperson of the Board prior to preparation and dissemination of the agenda to directors. Every director is expected to attend every Board meeting and meetings of committees on which he or she serves.

C.	Attendance of Executive Management

The Board believes that attendance of key executive officers augments the meeting process by providing certain expertise and insight into items that are open for discussion at certain meetings. Directors will have complete access to the executive management and information concerning the Company’s business activities and performance. Such access will be guided by the Company’s policies regarding confidential information.

D.	Executive Sessions of Non-Employee Directors

The non-employee directors of the Board will meet in executive session not less than two times per year, or as they otherwise may determine necessary, without any management directors and any other members of the Company’s management who may otherwise be present, to: (i) evaluate the CEO and (ii) consider such other matters as they may deem appropriate. Following each executive session, the results of the deliberations and any recommendations should be communicated to the full Board.

V.	COMMITTEES

A.	General

1.

Except where Board committees have sole authority to act as required by applicable law or a listing standard, it is the general policy of the Company that major decisions be considered by the Board as a whole. As a consequence, the Board has determined to constitute only those committees that it believes are critical to the efficient operation of the Board or are required by applicable law or a listing standard. The Board currently has four standing Committees: the Audit

Committee; the Compensation Committee; the Governance Committee; and the Option Grant Committee. The Audit Committee, the Compensation Committee and the Corporate Governance Committee will each consist of three or more directors, each of whom will satisfy the independence requirements set forth herein and any additional requirements set forth in their respective charters and any other listing or regulatory requirements. The Corporate Governance Committee will recommend, and the Board will designate, a chairperson of each committee. The Chief Executive Officer of the Company shall be the sole member of the Option Grant Committee. The sole responsibility of the Option Grant Committee shall be to make grants of stock options to non-executives to allow for efficient response to hiring and other personnel needs.

2.	The Audit Committee, the Compensation Committee, and the Corporate Governance Committee each have appropriate written charters that are adopted by the Board. The charter of each committee will be reviewed at least annually by the Board and the relevant committee.

3.	Chairpersons of committees and appropriate members of executive management will, where possible, develop an advance agenda for all committee meetings along with supporting materials in a timely manner in advance of any meeting. Each committee member is required to review all such materials in advance of the meeting. Insofar as possible, committee meetings will be scheduled in conjunction with meetings of the full Board.

4.	The Board is responsible for overseeing the activities of its committees (except where such committees have sole authority to act pursuant to applicable law or a listing standard) and for ensuring that the committees are fulfilling their duties and responsibilities. The Board will regularly receive reports from its committees regarding their activities and will take such actions as it deems necessary and appropriate in response to these reports.

B.	Membership

1.	The Board does not believe in mandating fixed rotation of committee members and/or committee chairpersons, since there may be reasons at a given point in time for maintaining continuity. Ideally, however, the Board will seek to rotate committee members and chairpersons, on a staggered basis within each committee, on an average of every three to four years. The Board seeks thereby to avoid director entrenchment while ensuring continuity and the availability of experience derived through longevity.

2.	The Corporate Governance Committee will make recommendations regarding committee appointments to the Board for its approval. Proposed committee appointments, including the designation of committee chairpersons, will give consideration to any expressed desire of individual Board members. The Board will make the committee appointments at the first regularly scheduled Board meeting following each Annual Meeting of Stockholders.

3.	Any member of the Board may attend any of the Committee meetings.

VI.	OTHER PRINCIPLES

A.	Disclosure and Review of Corporate Governance Principles

This Statement on Corporate Governance will be made available on the Company’s website. The Corporate Governance Committee will review this Statement on Corporate Governance from time to time, but not less frequently than annually, and will report the results of the review to the full Board.

B.	Communications with Stockholders and Other Interested Parties

1.	The Chairperson and the CEO are responsible for establishing effective communications with the Company’s stockholders, customers, associates, communities, suppliers, creditors, governments and corporate partners. Directors are not precluded from meeting with such parties, but it is suggested that any such meetings be held with management present.

2.	All external communications relative to the Company must and will originate from the Company’s executive management. The Board and its directors as individuals have a policy of referring all formal and informal requests for information, comment, meetings, interviews or other questions from external sources to the CEO or the designee of the CEO.

3.	The mission of the Disclosure and Internal Controls Review Committee of the Company is to assist the Company’s compliance with rules and regulations under federal law and the NASD relating to the Company’s reporting under the Exchange Act and other public disclosures. The Board believes it is imperative that the Company maintain such standards as are reasonably necessary to promote full, fair, accurate, timely and understandable disclosure in the periodic reports, proxy statements and other documents that the Company is required to file under the Exchange Act. These standards shall apply to all material matters, including the Company’s: (i) financial condition, results of operations and cash flows; (ii) business performance; (iii) foreseeable risk factors; (iv) stock ownership; and (v) executive and director compensation.

Appendix E

NOVELL, INC.

STOCK-BASED DEFERRED COMPENSATION PLAN

Effective as of April 1, 2003

i

(continued)

ii

NOVELL, INC.

STOCK-BASED DEFERRED COMPENSATION PLAN

ARTICLE I

INTRODUCTION

1.1  Establishment of Plan.    The Company (as defined below) established the Plan (as defined below), subject to the approval of the Company’s stockholders, effective as of April 1, 2003.

1.2  Purpose of Plan.    The Company established the Plan in connection with the adoption of the SOP (as defined below). The Plan is intended to provide a vehicle for select employees who participate in the SOP to achieve, and maintain, their SOR (as defined below) under the SOP by offering them the opportunity to defer the receipt of their Compensation (as defined below) in exchange for the right to receive shares of Common Stock (as defined below) at a future date. The Plan provides participants with this opportunity on a tax-deferred basis and provides participants with a “deemed” ownership interest in the Company. The Company intends to maintain the Plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA (as defined below). The Plan is a non-qualified deferred compensation plan that is not subject to the qualification requirements of section 401(a) of the Code (as defined below). The Plan will be interpreted in a manner consistent with these intentions.

ARTICLE II

DEFINITIONS

Definitions are contained in this Article and throughout other Sections of the Plan. The location of a definition is for convenience only and should not be given any significance. A word or term defined in this Article (or in any other Article) will have the same meaning throughout the Plan unless the context clearly requires a different meaning.

2.1  Base Salary means (a) in the case of an Eligible Employee whose compensation from the Company does not contain a commission element, the Eligible Employee’s base salary for the Plan Year, and (b) in the case of an Eligible Employee whose compensation from the Company contains a commission element, the Eligible Employee’s total compensation (i.e., base salary plus commissions, whether under or over target).

2.2  Beneficiary means the individual(s) or entity designated by a Participant, or by the Plan, to receive any benefit payable upon the death of a Participant or Beneficiary. A Beneficiary designation must be signed by the Participant and delivered to the Committee on such form as specified by the Committee for that purpose. In the absence of a valid or effective Beneficiary designation, the Beneficiary designated by the Participant in the beneficiary designation form which has been submitted to the Novell, Inc. Deferred Compensation Plan shall govern. In the absence of a valid or effective beneficiary designation form for the Novell, Inc. Deferred Compensation Plan, the beneficiary shall be (in the following order): the Participant’s surviving spouse, or if there is no surviving spouse, the Participant’s children, by representation, and if there are no surviving children or issue thereof, the Participant’s estate.

2.3  Board means the Board of Directors of the Company.

2.4  Bonus means the discretionary cash bonus compensation payable to an Eligible Employee with respect to a Plan Year in accordance with the applicable bonus program sponsored by the Company.

2.5  Change in Control means the occurrence of any of the following events:

(a)  the acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding Voting Stock of the Company; provided, however, that for purposes of this Section 2.5(a), the following acquisitions will not constitute a Change in Control: (i) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined in Section 2.5(b), below), (ii) any acquisition by the Company of Voting Stock of the Company, (iii) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, or (iv) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination that complies with clauses (i), (ii) and (iii) of Section 2.5(c), below; and provided, further, that a Change in Control will not occur if any Person becomes the beneficial owner of 25% or more of the combined voting power of the Voting Stock of the Company solely as a result of an issuance of Voting Stock described in clause (i) of this Section 2.5(a) or an acquisition of Voting Stock described in clause (ii) of this Section 2.5(a) unless and until such Person thereafter acquires beneficial ownership of Voting Stock of the Company that causes the aggregate percent of the combined voting power of the Voting Stock of the Company then owned beneficially by such Person to exceed the percent of the combined voting power of Voting Stock of the Company owned beneficially by such Person immediately after such issuance or acquisition described in clause (i) or (ii) of this Section 2.5(a);

(b)  individuals who, as of the date hereof, constitute the Board (the “Incumbent Board,” as modified by this Section 2.5(b)), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have then been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)  consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (other than the Company; such entity resulting from such Business Combination; any employee benefit plan (or related trust) sponsored or maintained by the Company, any subsidiary or such entity resulting from such Business Combination; or any Person who immediately prior to such Business Combination beneficially owned directly or indirectly 25% or more of the combined voting power of the voting stock of the Company and whose ownership of such Voting Stock did not result in a Change in Control under Section 2.5(a)) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (iii) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)  approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (i), (ii) and (iii) of Section 2.5(c).

2.6  Code means the Internal Revenue Code of 1986, as amended from time to time.

2.7  Committee means the Compensation Committee of the Board. For purposes of administration of the Plan, the Compensation Committee may delegate its administrative powers to another committee or to an individual, and all references to the Committee in the Plan shall mean the Committee’s delegatee. The Committee will serve as the “plan administrator” to manage and control the operation and administration of the Plan, within the meaning of section 3(16)(A) of ERISA.

2.8  Common Stock means the common stock of the Company, par value $0.10.

2.9  Company means Novell, Inc., a corporation organized under the laws of the state of Delaware, or any successor of Novell, Inc.

2.10  Compensation means the employee’s Base Salary plus Bonuses for the Plan Year. In the case of an Eligible Employee whose compensation from the Company contains a commission element, Compensation means the Eligible Employee’s total compensation (i.e., Base Salary plus commissions, whether under or over target). Compensation excludes any other form of compensation such as non-discretionary bonuses, signing bonuses or other compensation, restricted stock, proceeds from stock options or stock appreciation rights, severance payments, moving expenses, car or other special allowances, any other amounts included in an Eligible Employee’s taxable income that is not compensation for services, or any other amount designated by the Committee not to constitute Compensation for purposes of the Plan. Deferral elections shall be computed before taking into account any reduction in taxable income by salary reduction under sections 125 or 401(k) of the Code, or under the Novell, Inc. Deferred Compensation Plan.

2.11  Deferral Account means a bookkeeping account established for and maintained on behalf of a Participant to which Units are credited.

2.12  Deferred Compensation Agreement means an agreement entered into by a Participant and the Company to reduce the Participant’s Compensation as described in Section 3.4 for a specified period and contribute such amounts to the Plan, in accordance with Article III.

2.13  Disability means “disability” (or similar term) as defined in the Company’s long-term disability program and which results in payments to the Participant under such program.

2.14  Effective Date means the effective date of the Plan, which, subject to the approval of the Plan by the Company’s stockholders, is April 1, 2003.

2.15  Eligible Employee means any participant in the SOP who is being paid from the U.S. payroll of the Company. Eligible Employee shall also mean any participant in the SOP who is not being paid from the U.S. payroll of the Company, but is designated by the Committee to participate in the Plan. Except as otherwise provided in Section 3.1 (concerning an individual who ceases to be an Eligible Employee) and Section 3.3 (in connection with an individual who first becomes an Eligible Employee), an individual’s status as an Eligible Employee for a Plan Year shall be determined immediately prior to the first day of such Plan Year. Notwithstanding the foregoing, the Committee may determine in writing that an otherwise Eligible Employee shall not be eligible to participate in this Plan.

2.16  ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.17  Hardship means an unforeseeable and unanticipated emergency which is an event beyond the control of the Participant that is related to the death of one of the Participant’s eligible dependents or to a medical condition of the Participant or one of the Participant’s eligible dependents, and which would result in severe financial hardship to the Participant if a distribution or revocation of a deferral election were not permitted. Hardship conditions will be evaluated by the Committee, and the Committee will have sole discretion to determine whether a Hardship condition exists and the Committee’s determination will be final.

2.18  Insolvent means the Company is (i) unable to pay its debts as they become due or (ii) subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

2.19  Matching Contribution means an amount credited to the Participant’s Deferral Account under Section 4.1.

2.20  Participant means an Eligible Employee who is eligible to participate in the Plan as provided in Section 3.1 and who has made an election to defer compensation pursuant to the Plan.

2.21  Plan means the Novell, Inc. Stock-Based Deferred Compensation Plan, as set forth in this document, as amended from time to time.

2.22  Plan Year means, for the first Plan Year, the Effective Date through December 31, 2003. For each subsequent Plan Year, the Plan Year is the calendar year.

2.23  SOP means the Novell, Inc. Stock Ownership Program, as amended from time to time.

2.24  SOR means a Participant’s Stock Ownership Requirement under the SOP.

2.25  Unit means a bookkeeping designation under each Participant’s Deferral Account that is convertible into a share of Common Stock when a distribution event occurs under Article VI of the Plan. On the date of credit, each Unit will be equal to one share of Common Stock.

2.26  Voting Stock means securities entitled to vote generally in the election of directors.

ARTICLE III

PARTICIPATION

3.1  Eligibility.    An Eligible Employee of the Company shall participate in the Plan only to the extent and for the period that the Eligible Employee is a participant in the SOP and is a member of a select group of management or highly compensated employees as such group is described under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. An individual who is an Eligible Employee as of the first day of the Plan Year but who ceases to be an Eligible Employee during the Plan Year for any reason other than termination of employment, death or Disability (a “disqualifying event”) shall be permitted to terminate immediately his participation in the Plan by notifying the Committee in writing within sixty (60) days of the disqualifying event of his election. In the absence of an election within this period, the individual shall continue to participate in the Plan with respect to any Deferred Compensation Agreement in effect for such Plan Year, but shall not be permitted to enter into any new Deferred Compensation Agreement with the Company unless and until the individual again becomes an Eligible Employee.

3.2  Participation.    An Eligible Employee who participates in the Plan may elect to defer the receipt of Compensation earned by the Eligible Employee under an agreement described in Section 3.4. The Eligible Employee may make such election in accordance with Section 3.3. The Company shall withhold amounts deferred by the Participant in accordance with this election. The Participant’s deferred amounts shall be credited to the Deferral Account as provided in Article V and distributed in accordance with Article VI. An election to defer receipt of Compensation shall continue in effect unless the Participant separates from employment. Participation in the Plan is made conditional upon the Eligible Employee’s acknowledgement that all decisions and determinations of the Committee shall be final and binding on the Eligible Employee, his or her Beneficiaries and any other person having or claiming an interest under the Plan.

3.3  Election Procedure.    An election to defer Compensation under an agreement described in Section 3.4 shall be made through an electronic medium acceptable to the Committee. The election must be properly completed and delivered electronically to the Company prior to the first day of the Plan Year for which Compensation shall be earned. An Eligible Employee may also elect to participate and defer Compensation by executing a written agreement on a form and in the manner prescribed by the Committee. A written election must nevertheless be completed, executed and submitted to the Committee no later than the time specified above for electronic elections in order to be valid for the applicable Plan Year. Notwithstanding the foregoing, for the Plan Year beginning on the Effective Date, the agreement described in Section 3.4 must be filed by the Eligible Employee no later than April 15, 2003.

3.4  Deferred Compensation Agreement.    A Deferred Compensation Agreement shall remain in effect for the entire Plan Year and for each Plan Year thereafter, unless amended as permitted under Section 3.1 or Section 3.5 or the Participant makes a withdrawal on account of Hardship. The Deferred Compensation Agreement shall be applicable only to Compensation described in paragraphs (a) through (c) earned after the date on which the Deferred Compensation Agreement is effective. Notwithstanding the preceding sentence, for the first Plan Year of the Plan, the Committee shall determine the Compensation earned during the Plan Year that is covered by Participants Deferred Compensation Agreements. The Deferred Compensation Agreement shall set forth the percentage of Compensation that shall be deferred for the Plan Year, subject to the following:

(a)  Base Salary.    A Participant shall be permitted to defer a maximum of seventy-five percent (75%) of Base Salary earned in a Plan Year.

(b)  Bonus.    A Participant shall be permitted to defer a maximum of seventy-five percent (75%) of Bonuses with respect to a Plan Year.

(c)  Special Rule for Commission-Based Participants.    In the case of a Participant whose Compensation contains a commission element, paragraphs (a) and (b) of this Section shall not apply. Instead, such Participant shall be permitted to defer up to (i) seventy-five percent (75%) of Compensation (excluding commissions) earned in the Plan Year, and up to (ii) seventy-five percent (75%) of all commissions earned in the Plan Year.

(d)  Minimum Deferral.    The Committee may, in its discretion, establish a minimum deferral amount for a given Plan Year.

(e)  Hardship Withdrawal Request.    All deferrals with respect to a Plan Year shall cease in the event the Committee approves a request for Hardship withdrawal for that Plan Year. No cessation of deferrals shall affect any limit established pursuant to Section 3.4(d) above, and no deferral amounts so reduced or not made shall be required to be made in addition to any future deferrals that are not affected by such Hardship request. A Participant whose Hardship withdrawal request is approved by the Committee and who wants to recommence participation in the Plan in a subsequent Plan Year so he or she can make deferrals of Compensation to the Plan must enter into a new Deferred Compensation Agreement and return such Deferred Compensation Agreement to the Committee prior to the beginning of the applicable Plan Year as determined by the Committee.

A Participant must submit a written request for a Hardship to the Committee on the form and in the manner prescribed by the Committee. The Hardship request must: (i) describe and certify as to the Hardship condition and the severe financial need; and (ii) state whether the Participant requests a withdrawal of all or a portion of his vested Deferral Account to meet the severe financial need. The Committee will have sole discretion to determine whether a Hardship exists and to determine the appropriate action, if any; provided, however, in no event will the Committee approve a Hardship distribution request for expenses related to any medical condition or expenses related to the death of any person unless the request for distribution is submitted to the Committee and approved by the Committee for Hardship distribution prior to the date on which the expense is incurred. The Committee, in its sole discretion, may make exception to the foregoing rule if it determines that the circumstances creating the expense for which reimbursement is sought were not reasonably foreseeable. The Participant will be precluded from deferring Compensation for the remainder of the Plan Year in which a Hardship is approved by the Committee.

3.5  Irrevocable Elections.    A Participant’s Deferred Compensation Agreement for a given Plan Year cannot be amended by the Participant and, except as provided in Section 3.1 and 3.4 and this Section 3.5, is irrevocable.

A Participant may amend his Deferred Compensation Agreement to increase or reduce the rate of deferral (including termination of deferral) prior to the beginning of any Plan Year. The amendment shall become effective as of the first day of the Plan Year following the Plan Year in which the amendment is made and submitted to the Company. Any such amendment shall comply with the election procedures set forth in Section 3.3.

The Company reserves the right to modify any Deferred Compensation Agreement to reflect a change in Plan provisions, for administrative convenience or if required to comply with applicable law.

A Participant’s Deferred Compensation Agreement shall become null and void upon the Participant’s separation from employment with the Company, and no Compensation that may be payable after the Participant separates from employment with the Company and otherwise would be subject to such Deferred Compensation Agreements shall be deferred under this Plan.

3.6  Involuntary Bonus Contribution.    If a Participant does not meet his or her SOR under the SOP for any year, the Committee, in its sole discretion, may provide that, until the Participant meets his or her SOR, up to fifty percent (50%) of any Bonus payable to the Participant will be deferred to the Plan and credited to the Participant’s Deferral Account, irrespective of the amount the Participant elected to defer under his or her Deferred Compensation Agreement and whether the Participant entered into a Deferred Compensation Agreement for the Plan Year, and the Participant will be deemed to have approved the involuntary bonus contribution to the Plan. Notwithstanding the preceding sentence, the percentage of a Participant’s Bonus that the Committee may require to be deferred to the Plan under this Section 3.6 shall include the percentage of Bonus that the Participant voluntarily elected to defer to the Plan under Sections 3.4(b) and 3.4(c), as applicable, and in no event shall the Committee require that the total Bonus that the Participant defers to the Plan exceed fifty percent (50%) of the Participant’s Bonus.

ARTICLE IV

COMPANY CONTRIBUTIONS

4.1  Matching Contributions.    The Company may credit a Participant’s Deferral Account with Matching Contributions based on a percentage of such Participant’s Compensation that is deferred under this Plan for the Plan Year at such times and in such amounts as approved by the Committee, or the Board, but in no event shall the amount of the Matching Contribution exceed in value more than twenty-five percent (25%) of the total amount of Compensation that the Participant deferred under this Plan for the Plan Year. The contribution made pursuant to this Section 4.1 shall be credited to the Deferral Account of the appropriate Participant as provided in Article V and distributed in accordance with Article VI.

4.2  Vesting.    A Participant’s interest in the Compensation deferred to his or her Deferral Account pursuant to Sections 3.2 through 3.4 and 3.6 of the Plan shall be at all times fully vested and nonforfeitable. Any Matching

Contributions made to the Plan in accordance with Section 4.1 of the Plan for a Plan Year shall become fully  vested on the January 1 that first occurs after the fifth annual anniversary of the January 1 of the calendar year that the Matching Contributions were credited to the Participant’s Deferral Account, provided the Participant is an Eligible Employee on such date. Notwithstanding the preceding sentence, the Participant will become fully vested in Matching Contributions made on his or her behalf if the Participant terminates employment on account of death or Disability. In addition, a Participant will become fully vested in Matching Contributions made on his or her behalf if a Change in Control occurs prior to the date the Participant terminates employment for any reason.

ARTICLE V

PARTICIPANT’S ACCOUNT

5.1  Establishment of Accounts.    The Committee may select an independent recordkeeper who will establish and maintain a Deferral Account on behalf of each Participant. Contributions will be credited to such accounts in accordance with the provision of this Article.

5.2  Bookkeeping.    Deferral Accounts will be primarily for accounting purposes and will not restrict the operation of the Plan or require separate earmarked assets to be allocated to any account. The establishment of a Deferral Account will not give any Participant the right to receive any asset held by the Company in connection with the Plan or otherwise. In addition, Participants will not have any ownership rights with respect to any shares of Common Stock under the Plan until the shares of Common Stock are distributed to the Participant in accordance with the provisions of Article VI below.

5.3  Crediting Deferred Compensation.    The Committee will credit to a Participant’s Deferral Account a number of Units, including fractional Units, on a date determined by the Committee, in its sole discretion. The number of Units credited to a Participant’s Deferral Account will be based on the amount deferred by the Participant for the period covered by the deferrals. In crediting Units to a Participant’s Deferral Account, the Committee is not required to credit all Participant’s Deferral Accounts on the same day. The number of Units credited to a Participant’s Deferral Account will be based on the fair market value of the Common Stock on the date of credit and the amount deferred by the Participant to the Plan for the period. Any withholding taxes or other amounts that the Company is required by local, state, federal or foreign law (including, but not limited to, applicable Social Security taxes) to withhold with respect to deferred Compensation shall be withheld from the Participant’s corresponding non-deferred portion of Compensation to the maximum extent possible, and any remaining amount to be withheld by the Company shall reduce the amount credited to the Participant’s Deferral Account in a manner specified by the Committee.

5.4  Crediting Matching Contributions.    On the same day that the Committee credits deferrals made by Participants under Section 5.3 the Committee shall credit to Participants’ Deferral Accounts the number of Units, including fractional Units, based on the Matching Contributions made by the Company pursuant to Section 4.1; provided, however, that the Committee may, in its discretion, credit Matching Contributions less frequently, but not less than annually, as the Committee may deem necessary or appropriate in furtherance of proper Plan administration. The number of Units credited to a Participant’s Deferral Account as Matching Contributions will be based on the fair market value of the Common Stock on the date of credit and the percentage of Compensation that the Committee determines to match for the Plan Year. Any withholding taxes or other amounts that the Company is required by local, state, federal or foreign law (including, but not limited to, applicable Social Security taxes) to withhold with respect to Matching Contributions shall be withheld from the Participant’s corresponding non-deferred portion of Compensation to the maximum extent possible, and any remaining amount to be withheld by the Company shall reduce the amount credited to the Participant’s Deferral Account in a manner specified by the Committee.

5.5  Other Investment Funds.    Besides each Participant’s deemed investment in Common Stock, no other deemed investment will be established or available under the Plan.

5.6  Notification to Participants.    The Committee shall notify each Participant with respect to the status of such Participant’s Deferral Account as soon as practicable after the end of each Plan Year. Neither the Company nor the Committee to any extent warrants, guarantees or represents that the value of any Units credited to a Participant’s Deferral Account at any time will equal or exceed the amount deferred to the Plan by the Participant.

ARTICLE VI

DISTRIBUTION OF ACCOUNTS

6.1  Distribution in the Event of Hardship.    Prior to a distribution under Section 6.2, 6.3, or 6.4, distribution of all or a portion of a Participant’s vested Deferral Account may be made only in the event of Hardship. The amount of any Hardship distribution will not exceed the amount required to meet the Hardship, including any taxes as may be required pursuant to Section 8.3 or penalties due on the distribution. A Hardship distribution shall be made in a single distribution of shares of Common Stock as soon as practicable after the Committee approves the Hardship withdrawal request.

6.2  Distribution Upon Separation of Employment.    A Participant who separates from employment with the Company for any reason other than on account of death or Disability shall receive his vested Deferral Account at the time and in the manner elected by the Participant. An election regarding the time of payment of the Participant’s vested Deferral Account balance (including all future years’ contributions) shall be made at the time the Participant first commences participation in the Plan and may be amended thereafter at the election of the Participant.

(a)  Time of Distribution.    A Participant’s vested Deferral Account balance shall be distributed (or commence to be distributed) according to the advance election of the Participant within seven (7) months following the Participant’s separation from employment for a reason under this Section 6.2.

(b   Manner of Distribution.    A Participant’s vested Deferral Account will be distributed according to the advance election of the Participant, either in a single lump sum distribution of the total amount credited to the Participant’s Account or substantially equal annual installments over a period of between two (2) and five (5) years. If no election has been made by the Participant, the vested Deferred Account will be distributed in a single lump sum distribution.

(c)  Number of Shares of Common Stock in Deferral Account.    The number of shares of Common Stock that may be distributed to a Participant at any time under the Plan will depend on the total number of Units credited to the Participant’s vested Deferral Account. On the distribution date, Units shall be converted to an equal number of shares of Common Stock, with fractional Units rounded up to a whole share of Common Stock, and shall be reduced by distributions, through such date. To the extent distributions shall be made in installments, the number of shares of Common Stock subject to the distribution for a particular year will take into account the total number of years over which the distributions are to be made.

6.3  Distribution Upon Death.    In the event a Participant dies prior to receiving all of his or her vested Deferral Account, the Participant’s Beneficiary shall receive the vested shares of Common Stock equal to the total number of Units credited to the Participant’s Deferral Account that were not previously distributed to the Participant in the form of a single lump sum distribution of shares of Common Stock no later than seven (7) months after the Participant dies and the Committee is provided with written proof of the Participant’s death. For purposes of this Section 6.3, the number of shares of Common Stock credited to a Participant’s Deferral Account to be distributed shall be determined by taking into account the total number of Units credited to the Participant’s Deferral Account as of the date the distribution is made and, in the case of a Participant who dies while employed with the Company, any Units that would have been credited to the account if the Participant had continued employment with the Company through such date based on deferred compensation through such date and converting each Unit to one share of Common Stock, and any fractional Units will be rounded up to a whole share of Common Stock.

6.4  Disability.    In the event of a Participant’s termination of employment on account of Disability, the Participant shall receive a distribution of the number of shares of Common Stock that are equal to the number of Units credited to his Deferral Account in accordance with the terms of Section 6.2 of the Plan.

6.5  Common Stock Only.    All distributions under the Plan will be made in Common Stock.

6.6  Separation From Employment.    For purposes of this Article VI, a separation from employment with the Company shall not be deemed to occur merely because of a transfer between the Company and any affiliate of the Company.

ARTICLE VII

PLAN ADMINISTRATION

7.1  Plan Administrator.    This Plan shall be administered by the Committee, which will be the Plan Administrator. The Committee members shall be appointed by and serve at the pleasure of the Board.

7.2  Amendment or Termination.    Unless terminated sooner or extended, with stockholder approval, by the Committee or the Board, the Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date. The Committee or Board may amend all or any provision of this Plan, and may terminate the Plan in its entirety, at any time and for any reason. No amendment or termination of the Plan will reduce any Participant’s Deferral Account balance as of the effective date of such amendment or termination. Upon termination of the Plan, a Participant’s Deferral Account shall become fully vested and shall be distributed to the Participant in a single lump sum distribution within seven (7) months of such termination. Notwithstanding anything in the Plan to the contrary, if the Company’s stockholders do not approve the adoption of the Plan, the Plan shall not become effective and any deferrals made by Participants to the Plan shall be returned to Participants, without interest.

7.3  Administration of the Plan.    The Committee shall have the sole authority to control and manage the operation and administration of the Plan and have all powers, authority and discretion necessary or appropriate to carry out the Plan provisions, and to interpret and apply the terms of the Plan to particular cases or circumstances. All decisions, determinations and interpretations of the Committee will be binding on all interested parties, subject to the claims and appeal procedure necessary to satisfy the minimum standard of section 503 of ERISA, and will be given the maximum deference allowed by law. The Committee may impose such restrictions or limitations on Participants in the Plan that the Committee deems necessary and appropriate to comply with applicable law. The Committee may delegate in writing its responsibilities as it sees fit.

Committee members who are Participants will abstain from voting on any Plan matters that relate primarily to themselves or that would cause them to be in constructive receipt of amounts credited to their respective Deferral Account. The Board will identify three or more individuals to serve as a temporary replacement of the Committee members in the event that all members of the Committee must abstain from voting.

7.4  Indemnification.    The Company will and hereby does indemnify and hold harmless any of its employees, officers, directors or members of the Committee who have fiduciary or administrative responsibilities with respect to the Plan from and against any and all losses, claims, damages, expenses and liabilities (including reasonable attorneys’ fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

7.5  Claims Procedures.    A Participant or his Beneficiary (the “Claimant”) may file a written claim for benefits under the Plan with the Committee. Within ninety (90) days (or in special cases, and upon prior written notice to the Claimant, one hundred and eighty (180) days) of receipt of the claim, the Committee shall notify the Claimant of the Committee’s decision whether to approve the claim. If the claim is denied, the Committee shall inform the Claimant of (i) the specific reason or reasons for the denial; (ii) the reference to the specific Plan provision(s) on which the denial was based; (iii) any additional material or information that may be necessary to perfect the claim, with reasons therefore; (iv) the Plan’s procedures for reviewing the denial of the claim and the time limits applicable to such procedures; and (v) a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse decision on appeal. Within sixty (60) days of the date the Claimant was notified of the denial of a claim, the Claimant may appeal the Committee’s decision by making a written submission containing any pertinent information. Any decision not appealed within such sixty (60)-day period shall be final, binding and conclusive. The Committee shall review information submitted with an appeal and render a decision within sixty (60) days of the submission of the appeal. If it is not feasible for the Committee to render a decision on an appeal within the prescribed sixty (60)-day period, the period may be extended by an additional sixty (60) days, provided the Claimant is provided with a notice of the extended period. If the claim is denied on appeal, the denial notice should inform the Claimant (i) of the specific reason or reasons for the denial; (ii) of specific Plan references for which the determination was based; (iii) that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim; (iv) additional appeal procedures, if any, offered under the Plan and the Claimant’s right to receive information about such procedures; and (v) the Claimant’s right to bring a civil action under section 502(a) of ERISA.

ARTICLE VIII

MISCELLANEOUS

8.1  Funding.    The Company shall be responsible for the distribution of shares of Common Stock as provided under the Plan. Shares of Common Stock distributed under the Plan will be shares purchased by the Company on the open market for purposes of the Plan; however, in certain circumstances shares issued under the Plan may be those authorized for issuance under the Company’s 2000 Stock Plan.

At its discretion, the Company may establish one or more trusts, with such trustees as the Committee may approve, for the purpose of holding shares of Common Stock. Trust assets cannot be diverted to, or used for, any purpose except distributions to Participants and Beneficiaries under the terms of the Plan or, if the Company is Insolvent, to pay the Company’s creditors. Participants and Beneficiaries will have no right against the Company with respect to the distribution of any portion of the Participant’s Deferral Account, except as a general unsecured creditor of the Company.

8.2  Nonalienation.    No benefit or interest of any Participant or Beneficiary under this Plan will be subject to any manner of assignment, alienation, anticipation, sale, transfer, pledge or encumbrance, whether voluntary or involuntary. Notwithstanding the foregoing, the Committee will honor a court order regarding the payment of alimony or other support payments, or the establishment of community property or other marital property rights, to the extent required by law. Prior to distribution to a Participant or Beneficiary, no Deferral Account balance will be in any manner subject to the debts, contracts, liabilities, engagements or torts of the Participant or Beneficiary. Assets, regardless of whether they are held in trust to fund this Plan, may be diverted to pay the Company’s creditors, if the Company is Insolvent.

8.3  Withholding; Payroll Taxes.    The Company shall withhold from any contribution or distribution made pursuant to this Plan any taxes (including, but not limited to Social Security taxes) required to be withheld from such contributions or distributions under local, state, federal or foreign law.

8.4  Eligible Employees Subject to Taxation Outside the United States.    With respect to any Eligible Employee who is subject to taxation in countries other than the United States, the Committee may provide special terms and conditions with respect to such Eligible Employees participation in the Plan as the Committee deems appropriate and necessary to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

8.5  Limitation of Rights.    Nothing in this Plan will be construed to give a Participant the right to continue in the employ of the Company at any particular position or to interfere with the right of the Company to discharge, lay off or discipline a Participant at any time and for any reason, or to give the Company the right to require any Participant to remain in its employ or to interfere with the Participant’s right to terminate his or her employment.

8.6  Governing Law.    To the extent that state law applies, the provisions of this Plan will be construed, enforced and administered in accordance with the laws of the Commonwealth of Massachusetts, except to the extent pre-empted by ERISA.

IN WITNESS WHEREOF, the Company by its duly authorized officer has executed this Novell, Inc. Stock-Based Deferred Compensation Plan as of the                      day of                                 , 2003.

NOVELL, INC.

By:

Title:

The Board recommends a vote FOR all Proposals.

Please mark your votes as indicated in this example	☒

PROPOSAL 1.—Election of Directors Nominees
01. Albert Aiello 02. Fred Corrado 03. Jack L. Messman 04. Richard L. Nolan 05. Thomas G. Plaskett 06. John W. Poduska, Sr. 07. James D. Robinson, III	FOR all nominees listed (except as indicated) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐

PROPOSAL 2 — To approve amendments to certain of                                our stock option plans to permit

                               implementation of our stock option                                exchange program.

PROPOSAL 3 — To approve our Stock-Based Deferred

                               Compensation Plan.

				FOR ☐ FOR ☐	AGAINST ☐ AGAINST ☐	ABSTAIN ☐ ABSTAIN ☐
Except Nominee(s) written on the above line IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.			PROPOSAL 4 — To approve amendments to our Employee Stock Purchase Plan. PROPOSAL 5 — To ratify the appointment of Ernst & Young as independent auditors for the fiscal year ending October 31, 2003.	FOR ☐ FOR ☐	AGAINST ☐ AGAINST ☐	ABSTAIN ☐ ABSTAIN ☐

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and stockholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

☐

Signature _____________________________________________	Signature _____________________________________________	Date __________________

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

é    FOLD AND DETACH HERE    é

PLEASE VOTE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:00 p.m. Eastern Time on April 30, 2003.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/novl	OR	Telephone 1-800-435-6710	OR	Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

NOVELL, INC.

1800 South Novell Place

Provo, UT 84606

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Jack L. Messman, Joseph S. Tibbetts, Jr. and Joseph A. LaSala, Jr., and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Novell, Inc. to be held at 404 Wyman Street, Waltham, Massachusetts 02451 on Thursday, May 1, 2003 at 10 a.m. local time and at any adjournments or postponements thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR IMPLEMENTATION OF OUR STOCK OPTION EXCHANGE PROGRAM, FOR APPROVAL OF OUR STOCK-BASED DEFERRED COMPENSATION PLAN, FOR APPROVAL OF AMENDMENTS TO OUR EMPLOYEE STOCK PURCHASE PLAN, FOR RATIFICATION OF THE AUDITORS, AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

PLEASE VOTE BY THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued on reverse side)

é    FOLD AND DETACH HERE    é

Access your Novell account online

via Investor ServiceDirectSM (ISD)

Mellon Investor Services LLC, agent for Novell, now makes it easy and convenient to get current information on your stockholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• Make address changes
• View certificate history	• Change your PIN

http://www.melloninvestor.com